Exhibit 1A-6D

STAGE PRODUCTION RIGHTS AGREEMENT This deal memorandum (this “Agreement”) dated as of June 15, 2020 is by and between Opening Night Enterprises LLC (“Producer”), whose address is 80 W. Sierra Madre Blvd., Suite 141, Sierra Madre, CA 91024, Attn: Charles Jones II, on the one hand, and on the other, Joseph Purdue & Dries Janssens (collectively “Author”), whose address is 11 Willow Way, Sherfield on Loddon Hook, Hants RG270DU (JP) & ljzergieterijstraat 27, 2200 Herentals BELGIUM (DJ) in connection with the dramatico-musical play currently entitled LEGENDS OF ARAHMA (the “ Play”). WHEREAS, Producer wishes to provide Author an opportunity to participate in a competition-style reality television series (the “Initial Production”) and other audio-visual production(s) including the Initial Production (the Initial Production, along with such other audiovisual productions, individually and collectively, the “AV Production”) featuring performances and other aspects and elements of the Play (in whole or part) along with other musicals and the authors thereof, and Author wishes to participate in such Production; and WHEREAS, Producer shall have the right to mount one or more live stage productions of the Play on the terms and conditions set forth in this Agreement; NOW, THEREFORE, the parties agree as follows: 1. AV Production; Option Period. This Agreement is being entered into subject to the terms and conditions of that certain audiovisual rights agreement (the “AV Agreement”) which is being executed herewith and whose terms shall govern the optioning and purchase of any and all rights related to the production and exploitation of the AV Production; provided, however, that (a) nothing in the AV Agreement shall be deemed to restrict or limit those audio-visual advertising and promotional rights granted to the Producer in the APC (as defined in Section 2(a) below), including, without limitation, such rights as are customarily granted in the Article XXII rider thereto, and (b) Producer shall have the right, at its election, to film, videotape, or otherwise record any performances of the Play solely for file and archival purposes (e.g., deposit in the archives of The Library for the Performing Arts at Lincoln Center), and not for public sale, performance, or any other purpose. Except as otherwise expressly stated herein, all terms and conditions pertaining to the rights and obligations described in this Agreement are subject to prior timely exercise of that certain Option, as defined in the AV Agreement (the “AV Option”). If the Term (as defined in the AV Agreement) should expire prior to exercise of the AV Option, then all rights in and to the Play shall revert to Author, and the parties hereto shall have no further obligations to each other hereunder, subject to the terms and conditions of the AV Agreement. Notwithstanding anything to the contrary herein, absent Producer’s prior written consent in each instance, Author shall not dispose of or exploit, or authorize the disposition or exploitation of, any of the rights reserved to Author under Section 7 of the AV Agreement, including, without limitation, the grand, dramatic performance, or other live stage rights in or to the Play (collectively, the “Live Stage Rights”) for as long as Producer has any right or option hereunder to acquire such Live Stage Rights. 2. Option; Production Contract. (a) Producer shall have the right to notify Author in writing of its intention to option the Play (the “Option Notice”) at any time during either: (a) 24 months from U.S. premier of the 2 final episode of the season of the Initial Production which features the Play, or (b) 36 months from Purchase, whichever occurs first. If Producer elects to option the Play, Producer and Author shall negotiate in good faith the terms of the Article XXII Rider for a Dramatists Guild (“Guild”) Approved Production Contract for Musicals (the “APC”), and use best efforts to execute such APC within ninety (90) days following the date of the Option Notice. The APC will contain the terms set forth herein, as well as other terms reasonable and customary in the industry, and shall be subject to certification by the Guild. Terms to be incorporated shall include, without limitation, those outlined in sections 2(b) through 15 herein. (b) Producer shall have five (5) successive and separate one (1) year options from the execution date of the APC (including the APC Rider), each to be exercised at the election of Producer in each instance upon payment to Author of (i) Eighteen Thousand Dollars ($18,000), (ii) Nine Thousand Dollars ($9,000), (iii) Ten Thousand Eight Hundred Dollars ($10,800), (iv) Twelve Thousand Dollars ($12,000), and (v) Fifteen Thousand Dollars ($15,000) for the total last twelve (12) months (or payable in monthly increments of One Thousand Two Hundred Fifty Dollars [$1,250] at Producer’s option), respectively, each such payment due prior to the expiration of the then-current option period. Option periods shall be tolled for the duration of any reading (and rehearsals therefor), and for the duration of any Developmental Production (and rehearsals therefor) plus forty-five (45) days in each instance, provided that the cumulative tolling period for Developmental Productions shall not exceed one hundred eighty (180) days. For purposes hereof, Developmental Production shall include any workshop or lab, showcase, mini-contract, regional or other not-for-profit production, or the like. Producer may extend into a fifth (5th) option period only if Producer has previously engaged a director. (c) All option payments shall be non-returnable but recoupable against royalties (or all royalties in excess of minimum guaranteed royalties if royalties are paid on weekly net operating profits [“WNOP”] rather than GWBOR) to the extent provided for in the APC. (d) Notwithstanding anything to the contrary in this Agreement, Producer may, at its option, elect to present developmental productions and the initial commercial production in Great Britain. Any production of the Play presented as a commercial run in the West End shall be considered a first class production, and shall be subject to the Guild approved terms applicable to the so-called “British Flip.” 3. Royalty. (a) For first-class commercial productions, Author’s royalty shall be 4.5% of Gross Weekly Box Office Receipts (“GWBOR”) (or Company Share [as hereafter defined] if Producer and other percentage royalty participants are compensated on a Company Share basis) increasing to 6% of GWBOR (or Company Share) following 110% recoupment, subject to a standard royalty pool in which Author shall receive 15.56% of WNOP increasing to 17.78% of WNOP following 110% recoupment of production expenses (or 50% of such amounts for productions outside the United Stated and Canada [the “Territory”]). When the royalty is based on WNOP, the minimum weekly guarantee (“MWG”) (pro-rated per eight (8)-performance week) allocable to Author shall be Four Thousand Five Hundred Dollars ($4,500) for productions of the Play in venues of 1,000 seats or fewer, Five Thousand Dollars ($5,000) in venues of 1,001 to 1,250 seats, and Six Thousand 3 Dollars ($6,000) in venues with more than 1,250 seats; provided, however, that the MWG shall be 50% of the foregoing amounts for Productions outside the Territory. If the production is second class, minimum weekly guarantees and other royalties will be subject to good faith negotiation and mutual agreement of the parties, subject to prevailing industry custom and practice for a comparable size production. Notwithstanding the foregoing, Author’s royalty for developmental, regional, or other not-for-profit productions shall be in accordance with the policy of the applicable theatre. Producer shall be permitted to employ four (4)-week calculation periods (the “Four Week Calculation Period”) when paying on WNOP, provided that to accommodate the preview/opening period and the period immediately prior to closing, the Four Week Calculation Period may be up to six (6) weeks. (b) “Company Share” shall be defined as follows: (i) With respect to any so-called "guaranteed" or other similar "fixed-fee" type bookings, the term Company Share shall be deemed to include all receipts received by the Purchaser from such fixed fee payments, and (if applicable) any percentage overages, plus any sums paid directly to a star or stars by the theatre at which such company of the Play is presented and any other expenses borne by the local presenter which are customarily paid by the Producer, less reasonable arm’s length booking fees. (ii) With respect to any so-called "four-wall," "sharing-term," or other similar type bookings, the term Company Share shall be deemed to include all actual GWBOR, after deduction of booking fees, and any and all payments made by Producer for local facilities, services, and personnel required to be engaged with respect to such bookings, including but not limited to salaries of local stagehands, local wardrobe attendants, local musicians, box office and theatre personnel, local theatre rent and theatre operating expenses, local advertising costs, and any and all other costs of any kind or nature incurred locally in the city in which such engagements of the Play are presented, all of which shall be within customary industry parameters, at fair market value and on an arm’s length basis. 4. Subsidiary Rights. (a) First Class: For a first-class production, upon vesting as set forth in the APC, Producer shall be entitled to a customary participation in Subsidiary Rights (as defined in the APC). (b) Second Class: For a second-class production, Producer shall receive from Author the Percentage of the “net proceeds” paid (regardless of timing) to the Author as specified in Paragraph 4(c) below from any disposition made of any of Subsidiary Rights in the Play during the period commencing as of the date hereof and ending fifteen (15) years after the final performance of the last production of the Play presented hereunder; provided, however, that other than the disposition of motion picture and customary allied and ancillary rights, for which Producer shall participate in the net proceeds on a worldwide basis, Producer’s participation in all other 4 rights dispositions shall be limited to the Territory, and any other territory in which Producer has produced (or caused the production of) the Play for at least twenty one (21) performances, in which case Producer shall vest a 40% interest in the net proceeds paid (regardless of timing) from the disposition of any Subsidiary Rights in such foreign territory within fifteen (15) years from the date of the first paid public performance in such foreign territory. “Net proceeds” means gross proceeds, less applicable sales taxes and representative’s commission, if any, not exceeding a commission of 10% percent, except 20% percent with respect to amateur rights. For purposes of the immediately preceding sentence, each of the following shall be deemed a “foreign territory”: Japan; South Korea; German Speaking Territories (which shall include Germany, Austria, Switzerland, Lichtenstein, and Czech); Scandinavia (which shall include Sweden, Norway, Finland, Denmark, and Iceland); Far East (which shall include China, Hong Kong, Taiwan, Korea, Indonesia, Singapore, Cambodia, Vietnam, Malaysia, Thailand, and the Philippines); France & Benelux; Eastern Europe (which shall include CIS Countries, Poland, Slovakia, Hungary, and former Yugoslavia); Middle East (which shall include Israel, UAE, Kuwait, and Jordan); Iberia (which shall include Spain, Portugal, and Andorra); Latin America (which shall include, without limitation, Mexico, Brazil, and the Caribbean); and Africa. (c) The Percentage referred to in Section 4(b) above shall be: (i) If there are at least twenty-one (21) paid consecutive public performances (including up to eight (8) previews counted and an official press opening) but not more than thirty-two (32): 10%; (ii) If there are thirty-three (33) or more such performances of the Play (including up to eight (8) previews counted and an official press opening), but not more than forty-seven (47): 20%; (iii) If there are forty-eight (48) or more such performances of the Play (including up to eight (8) previews counted and an official press opening): 30%; or (iv) If there are sixty-four (64) or more such performances of the Play (including up to (8) previews counted and an official press opening): 40%. 5. Approval Rights. Author shall be accorded all customary author co-approvals (with Producer) of the director, choreographer, designers, and cast of productions presented by Producer or otherwise under Producer’s control, and any replacements of the foregoing. Author also shall have approval of the orchestrator, arranger, music director, and music supervisor (if applicable), and meaningful consultation respecting the selection of developmental or regional theaters preceding the initial commercial production of the Play. Author shall have seventy-two (72) hours to respond to a request for approval (or twenty-four [24] hours during rehearsal and previews, and with respect to cast replacements and bona fide exigencies), and Author’s failure to respond within such time period shall be deemed as Author’s having given approval. Author’s approvals herein may not be unreasonably withheld or delayed, and shall not be exercised with the intent to frustrate Producer’s exercise of the rights granted hereunder. 6. Small Rights. Subject to the terms of the AV Agreement, the composer and lyricist (collectively, the “Composer/Lyricist”) shall have the sole right to control music publishing and small performing rights (including without limitation mechanical reproduction and 5 synchronization rights) in the compositions contained in the Play, subject to Section 16(b) below, and Producer’s cast album rights, and Producer shall not share in the proceeds derived by Composer/Lyricist therefrom unless Composer/Lyricist otherwise agrees. 7. Rehearsal Rights. Author shall be entitled to attend all developmental productions and rehearsals of productions of the Play under this Agreement, provided that Producer shall not be required to reschedule any production or rehearsal thereof to accommodate the schedule of Author. Notwithstanding the foregoing, Author understands that the director of the Play may desire to hold a reasonable number of rehearsals without the presence of the Author, and in such event, Author agrees to comply with the director’s wishes. 8. Cast Album. Producer shall have the sole right to dispose of the right to make and distribute phonograph cast albums of the Play. The net proceeds derived from the disposition of cast album rights (after deductions of all costs of the production of the cast album that are required to be borne by the Producer under its agreement with the record company [which may be Producer or a company formed by Producer]) shall be divided 60% to Author and 40% to Producer, it being understood however that if the terms of any such disposition provide for financing toward the production costs of the Play or if the record company makes a contribution to Producer, that such financing or contribution shall not be deemed part of the proceeds from the cast album. Cast albums shall not be deemed Commercial Use Products under the APC. Author will grant or cause the music publisher to grant the necessary mechanical recording license on terms and conditions consistent with those then prevailing for mechanical recording licenses issued for original Broadway cast recordings. Author and Author’s music publisher shall accept, without regard to playing time or reprises, 75% of the minimum statutory rate applicable at the time of the initial release of the cast album with respect to mechanical licenses to be secured for original music and lyrics for a maximum of twelve (12) songs, regardless of the number of songs on the cast album. Nothing in this Agreement shall be deemed to prevent Author and Producer from agreeing to the use of compositions from the Musical in a soundtrack album. 9. Amortization. Subject to the provisions of this Paragraph 9, the weekly operating expenses until the end of the Four Week Calculation Period in which the applicable production company achieves 100% recoupment (“Pre-Recoupment Period”) may, at Producers’ election, include amortization of 2% of the applicable capitalization (capped at $250,000) in the Territory, and 3% of the capitalization in the United Kingdom (the “Production Amortization”) in calculating weekly operating profits for each production in the Territory and the United Kingdom. All royalties of Author and the other percentage royalty participants that are deferred due to the Production Amortization (i.e., the difference between (1) the aggregate amount of minimum weekly guarantees and weekly operating profits (after the applicable recoupment of option and advance payments) that would have been paid to each of the percentage royalty participants during the Pre-Recoupment Period of the applicable production company, if there been no Production Amortization, and (2) the aggregate amount of minimum weekly guarantees and weekly operating profits (after the applicable recoupment of option and advance payments) that are actually paid to each of the percentage royalty participants during the Pre-Recoupment Period), plus an additional bonus equal to 10% of such deferred royalties (such deferred royalties plus the 10% bonus share hereafter referred to as the “Deferred Royalties”), shall be repaid pro rata based on each percentage royalty participant’s deferred royalty amount over the total of all of the 6 percentage royalty participants’ deferred royalty amounts out of 10% of 100% of the weekly operating profits, from the share of weekly operating profits payable to the applicable production company, beginning in the Four Week Calculation Period immediately following the Pre- Recoupment Period of such production company. With respect only to the production company formed to finance and present the Broadway production of the Play, if any (the “Broadway Company”), to the extent not otherwise previously repaid from such 10% share of weekly operating profits of the Broadway production, the Deferred Royalties of all of the percentage royalty participants shall be recoupable pro rata as described above from 50% of 100% of the Broadway Company’s share of subsidiary rights income in connection with the Play (if any), paid to the Broadway Company after the Broadway Company achieves 100% recoupment. The terms and calculation of the Amortization Factor and any other royalty adjustment shall be on a most favored nations basis with all other percentage royalty participants. 10. Billing. (a) The billing of each person comprising Author shall appear immediately after the title of the Play, with no matter appearing between the title and such billing, wherever and whenever the title of the Play appears, including, without limitation, in all programs for the Play, on cast albums, and in all paid advertising and publicity issued or authorized by or under the control of Producer relating to the Play, including, without limitation, in television, radio, and internet ads, except in the following ads in which no one other than theatre and above-the-title stars are billed: ABC's, teaser ads, bus banners and all other outdoor advertising, internet banner ads and advertisements smaller than one-quarter (1/4) page, and advertisements and publicity where the only credits are for the title of the Play, stars above the title, and/or the name of the theater. Notwithstanding the foregoing, there shall be no obligation to bill Author in any congratulatory advertisements, awards-related advertisements, or “joining the cast” advertisements in which only the awards nominees, individual being congratulated, or joining the cast is billed. The billing accorded Author shall be substantially as follows, with the billing for Composer/Lyricist in first position and billing for Bookwriter in the second position, and with no other names appearing on such lines or preceding the names of the Author except the names of any star(s) appearing above the title of the Play and the names of any producers and co-producers above the title, substantially as follows: Music & Lyrics by JOSEPH PURDUE. Book and Lyrics by DRIES JANSSENS (b) The size of the billing given to each person comprising Author shall be the same and shall be no less than 50% of the size of the largest letter of the non-artwork title of the Play (and at least 30% of the size of the average letter of the artwork title). (c) No billing shall appear in type larger or more prominent than the billing to each individual comprising the Author group except for the title of the Play and any star(s) of the Play billed above the title, and only above-title star(s) and the director may receive billing as large or as prominent as that accorded Author. 7 (d) In advertisements using billing boxes, provided the same is applicable to all credit recipients other than the theater and any star(s) above the title, size and prominence of billing shall be measured by reference to the title of the Play in the billing box, it being understood that no one other than the theater and any star(s) above the title may receive billing credit outside the billing box. Furthermore, Producer reserves the right to use so-called run-on or “movie-style” billing, in which event all credits except those for the theater and star(s) above the title shall be of the same size and prominence and not tied to the size of the title credit. (e) Producer shall include an approved biography of each person comprising Author in all programs for productions of the Play produced by Producer, and shall require same by contract in connection with all licensed productions, in first position following the cast biographies. Each Author biography shall be favored nations in terms of length and size with all members of the creative team. Furthermore, each person comprising Author shall have approval over such person’s photograph or likeness and an approved photograph of each person comprising Author shall appear in programs if the photograph of any other creative team member appears therein. (f) In addition to any credit the Producer is entitled to accord itself in connection with productions of the Play under Producer's lease, license, management, or control, if the Producer has presented the Play for its official press opening and is not otherwise in breach of its material obligations hereunder, Author shall require by contract that Producer receive clear and prominent credit on any and all Playbills and print and/or electronic publications of the Play in the Territory and the United Kingdom, Australia, and New Zealand (and in any Supplemental Foreign Territory if the Producer has presented the Play or caused the Play to be presented therein) licensed by Author and (subject to Author's commercially reasonable efforts to require such credit by contract) on all positive prints of any audio-visual versions (including without limitation motion picture and television versions) of the Play licensed by Author substantially as follows: “Original Production by [names of lead producers] [and other co-producers]” (g) The logo of The Dramatists Guild of America, Inc. shall appear on the page of the program or Playbill on which the logos of other theatrical guilds and unions appear, in a size proportionate thereto. (h) No casual or inadvertent failure to comply with the provisions of this Section 10, or failure by third parties to comply with billing obligations or instructions, shall be deemed a breach of this Agreement. Producer shall use commercially reasonable efforts to cure such failure prospectively following receipt of notice. 11. Expenses. Reasonable pre-approved expenses for Author’s travel required by Producer or where Author is entitled to undertake travel in connection with the rendition of Author’s services will be borne by Producer, the specific terms to be set forth in the APC, but provided that Author shall only be entitled to (a) economy-class travel (or “economy plus” for flights longer than 3 hours), (b) three (3)-star or better hotel accommodations, or an apartment with kitchenette and separate living area, on sight laundry, and free high-speed wireless internet for 8 stays longer than one week, (c) a per diem of $75/day (or $90 for Los Angeles, Chicago, Miami, and San Francisco), (d) portal to portal transportation via taxi service, and (e) if the stay is at least five (5) days, a rental car (with rental insurance, reasonable parking, gas, and tolls included) or Uber-type transportation. In connection with developmental or regional productions, Author will be entitled to whatever travel, accommodation, and per diem provisions are customarily provided by the developmental or regional theater. Producer shall absorb any royalty or adjusted net profit interest granted to a developmental or regional theatre as part of any enhancement deal, Author shall have approval over any encumbrances by such developmental or regional theatre that directly impact Author, and Producer shall have approval over any encumbrances by such developmental or regional theatre that directly impact Producer. 12. Director Share. Author agrees that the director may share in up to a maximum of 5% of Author’s subsidiary rights income; provided, that in such event, the director’s share shall be deducted off-the-top of such subsidiary rights income prior to the calculation of Producer’s share thereof. 13. Agency Clause. As annexed on Exhibit A, incorporated herein. 14. Representations and Warranties; Indemnification. Producer agrees to defend, indemnify, and hold harmless Author against claims arising from or relating to the development, financing, production, exploitation, advertising, or promotion of the Play or any rights therein by Producer or its designees, provided that any such claim is not caused in whole or part by Author’s breach of any of Author’s representations, warranties, or agreements regarding the Play (i.e., with respect to originality, etc.). Each person constituting Author jointly and severally represents and warrants that all materials created or furnished by such person pursuant to this Agreement shall be original with such person except for non-fiction material, material in the public domain, or material that is based on or adapted from third-party source material that Author has properly licensed (in which case Author shall notify Producer prior to entering into this Agreement, and provide such license to Producer for its review and approval), and will not violate any rights of any individual, firm, corporation, or other entity. Author will advise Producer where the book of the Play is based on actual persons or entities or other non-fictional material and if Producer does not wish to obtain clearances, Author shall agree on any changes to be made. Except with respect to uses of the Play in AV Productions, any title of the Play shall be mutually approved by Author and Producer. Author further represents and warrants that (i) Author will not exploit any of the material Author creates hereunder for any purpose not expressly provided for herein or in the AV Agreement unless and until such material reverts to Author, and (ii) there are no debts, liens, or encumbrances whatsoever on Author or the Musical or any portion thereof (including, without limitation, debts or obligations relating to third parties that have previously invested or loaned money to Author in connection with the Musical). Author agrees to indemnify and hold harmless Producer from any and all costs, damages, liabilities, and expenses (including reasonable outside attorneys’ fees and related expenses) arising from third-party claims (whether or not litigated) arising from the breach of Author’s representations, warranties, or agreements hereunder. 15. Orchestrations. Subject to the terms and conditions of the AV Agreement, if the Composer/Lyricist elects to own all orchestrations and arrangements created by Producer in connection with Producer’s productions of the Play hereunder (“Score”), Composer/Lyricist shall own the Score and agrees to reimburse Producer for the cost thereof in the manner and to the extent 9 specified in Section 8.19(d) of the printed APC; provided that it is specifically understood and agreed that Composer/Lyricist's ownership shall be subject to the assumption by Composer/Lyricist of the Producer's obligation to pay any so-called re-use or additional use fees as set forth in any applicable union or guild collective bargaining agreement [including, if and as applicable, the collective bargaining agreement between the Associated Musicians of Greater New York, Local 802, American Federation of Musicians (“AFM”), and the Broadway League (the “AFM Agreement”)], for all productions or uses except in connection with (a) stage productions presented by or under the lease, license, or control of Producer hereunder or (b) any other uses made, licensed, or authorized by Producer in connection with its production(s) of the Play hereunder. Except with respect to AV Productions, Author shall have the right to approve any deal with an orchestrator or arranger the substantive terms of which are in excess of union scale or, in those circumstances not governed by a union agreement, where encumbrances are placed on productions of the Play other than productions produced by Producer or otherwise under Producer’s license or control. For purposes of clarity, Composer/Lyricist acknowledges that Composer/Lyricist’s ownership of the Score is subject to a perpetual royalty-free license to Producer to use the Score in any production of the Play presented by or under the lease, license, or control of Producer in any media now known or devised hereafter. Producer agrees to advance the reduced orchestrator re-use payment due to the AFM within ninety (90) days of the opening of the Play on Broadway provided Producer is reimbursed for such outlay from the first proceeds of a stock and amateur license (i.e., from the advance paid by a stock and amateur licensing company). 16. Music Restrictions. Subject in all respects to the terms and conditions of the AV Agreement: (a) Composer/Lyricist agrees and guarantees that Composer/Lyricist’s contract(s) with the music publisher(s) who publish the music and lyrics of the Play do contain or will contain provisions to the following effect and they will not agree to change or modify said provisions: “The music publisher agrees that it has not made and will not make any contract that will interfere with the disposition of the motion picture, television and related rights in the Play and that it will execute without additional compensation such instruments and agreements with respect to the rights in the musical compositions owned or controlled by it as Composer/Lyricist or the television or motion picture company acquiring such rights may reasonably request consistent with the contract or proposed contract that Author shall make or desire to make with said motion picture company. The music publisher further agrees that there may be such restrictions on the use of the separate musical compositions and their respective titles in or in connection with other motion picture and television productions and in or in connection with radio and television commercials as the said motion picture company and the Composer/Lyricist shall agree upon whether or not such restrictions are in conformity with the provisions hereof. The music publisher further agrees that it will grant to the record company contracted by Producer of the Play and/or Author and/or the party acquiring the motion picture rights and/or the television rights of the Play, such recording license as is usual and necessary to make the show album, motion picture soundtrack 10 album, and/or television album upon terms and conditions customary and reasonable in the industry. The music publisher further agrees that it will make no disposition of the music and lyrics of the Play contrary to the restrictions set forth in the Approved Production Contract between Author and Producer.” (b) Subject to the terms and conditions of the AV Agreement, neither Composer/Lyricist, Composer/Lyricist’s publisher designee(s), nor anyone claiming through them, shall sell, license, or otherwise dispose of the right to use any of the music and lyrics of the Play in connection with, or for synchronization with, any motion picture or television production (except performances of a separate musical composition in so-called “talk” or “variety” or award shows in which not more than two [2] such compositions from the Play are performed non-dramatically) or as or in connection with a radio or television production or commercial until the expiration of (i) the period of time Producer has to provide the Option Notice to Author pursuant to Section 2(a) above, or (ii) if Producer providers such Option Notice, during the option periods described in Section 2(b) above and paid for by Producer, or (iii) if Producer exercises its option to produce the Play, five (5) years from the close of all companies presenting the Play hereunder under the management, control, or authority of the Producer.. Notwithstanding the foregoing to the contrary, no right shall be given to use any such musical composition as a production number or as a “grand use” nor shall any right be given to use the title of such musical composition as the title of any such motion picture or television production except as otherwise provided in the AV Agreement. Anything herein contained to the contrary notwithstanding, no such disposition of musical compositions shall be made before the end of said seven (7)-year period that contains or involves the title of the Play, the names of characters of the Play, or incidents or dialogue from the Play if such names, incidents, or dialogue are sufficiently distinctive to identify with the Play, except in connection with the sale, license, or disposition or rights in the Play. Nothing herein contained shall be deemed to restrict rights customarily administered by the American Society of Composers, Authors and Publishers (“ASCAP”) or any similar organization to license small performing rights throughout the world in the music and lyrics of the separate musical compositions of the Play. If at any time the television or motion picture rights of the Play are sold, the restrictions on the use of the separate musical numbers and the title thereof in motion pictures and television productions shall be such as are agreed to between the motion picture company acquiring the motion picture rights and the Composer/Lyricist, whether or not consistent with the foregoing provisions of this Section 16, and the foregoing provisions shall no longer apply. (c) Neither Producer nor the bookwriter of the Play (“Bookwriter”) shall be entitled to receive a share from, and subject to the terms of the AV Agreement Composer/Lyricist shall be entitled to keep without accounting therefor to Producer or Bookwriter, all royalties from the publication of the original lyrics and music in the Play, all shares and compensation received by Composer/Lyricist from mechanical reproduction, “synchronization rights,” “small performance rights,” and so-called “music publishing rights” arising out of such music publication and recording contracts as may be entered into by Composer/Lyricist with regard to the original music and lyrics, and all royalties and dividends, etc. that Composer/Lyricist may derive from such organizations as ASCAP, Broadcast Music Inc. (“BMI”), American Guild of Authors and Composers, and other musical organizations. 11 17. Supplemental Foreign Territories. (a) Provided that Producer has Vested in the Territory (as “Vested” is defined in Section 11.02 of the printed APC), Author hereby grants to Producer the sole and exclusive option to produce the Play alone, or in association with, or under lease or license to other producer(s), in any language in performances that are the Supplemental Foreign Territory equivalents of firstclass productions in the Territory in one or more of the following eleven (11) “Supplemental Foreign Territories:” 1. Japan 2. Far East (China, Hong Kong, Taiwan, Korea, Indonesia, Singapore, Cambodia, Vietnam, Malaysia, Thailand and the Philippines) 3. German Speaking Territory (Germany, Austria, Switzerland, and Lichtenstein) 4. Scandinavia (Finland, Sweden, Norway, and Denmark) 5. Belgium/Netherlands/Luxembourg/France 6. Spain/Portugal/Italy/Andorra 7. Israel/Dubai/Abu Dhabi 8. South Africa 9. Latin America (Mexico, Belize, Costa Rica, Cuba, El Salvador, Guatemala, Haiti, Honduras, Nicaragua, Panama, Argentina, Bolivia, Brazil, Chile, Colombia, Dominican Republic, Ecuador, French Guyana, Guyana, Paraguay, Peru, Uruguay, and Venezuela) 10. Eastern Europe (Albania, Bulgaria, Czech Republic, Greece, Turkey, Hungary, Poland, Romania, Russia and the countries formerly contained in the U.S.S.R. and the former Yugoslavia and their successors) 11. Africa (b) The foregoing options shall be exercised if at all by Producer by notice plus payment by Producer to Author of the advances set forth in subsection (d) below with respect to each Supplemental Foreign Territory, which amount shall in each instance constitute a nonrefundable advance against royalties payable to Author with respect to performances of the Play in such Supplemental Foreign Territory and shall be paid not later than on the following schedule: · 40% of such amount at the conclusion of twelve (12) months following the official press opening of the Play in New York City (the “Broadway Opening”); · 30% of such amount at the conclusion of sixteen (16) months following the Broadway Opening; and 12 · 30% of such amount at the conclusion of twenty (20) months following the Broadway Opening. Notwithstanding the foregoing schedule of payments, the entire amount shall be payable not later than the date of the first paid public performance of the initial production in the Supplemental Foreign Territory to which the payments apply, or, if Producer or any affiliate, employee, or agent of Producer has received (or received credit for) payments that would equal 200% of the amounts owed to Author and Producer, promptly after receipt of such funds. Producer shall notify the Guild and Author in writing concerning receipt of third-party advances promptly after receipt. (c) Payment of any advance shall not obligate Producer to make the remaining payments, it being understood however that Producer's rights with respect of any applicable Supplemental Foreign Territory shall automatically terminate on Producer's failure to pay any advance amounts for such Supplemental Foreign Territory as provided. (d) The advances are as follows: 1. Japan – Seventy-Five Thousand Dollars ($75,000) 2. Far East – Fifty Thousand Dollars ($50,000) 3. German Speaking Territory – Fifty Thousand Dollars ($50,000) 4. Scandinavia – Thirty Thousand Dollars ($30,000) 5. Benelux/France – Twenty-Five Thousand Dollars ($25,000) 6. Spain/Portugal/Italy – Seven Thousand Five Hundred Dollars ($7,500) 7. Israel/Dubai/Abu Dhabi – Seven Thousand Five Hundred Dollars ($7,500) 8. South Africa – Ten Thousand Dollars ($10,000) 9. Latin America – Ten Thousand Dollars ($10,000) 10. Eastern Europe – Ten Thousand Dollars ($10,000) 11. Africa - Seven Thousand Five Hundred Dollars ($7,500) (e) Notwithstanding the foregoing, if Producer receives (and/or any amount is credited to, or paid on behalf of, Producer or any affiliate of Producer, and/or any consideration is otherwise granted to or on behalf of Producer) from any Supplemental Foreign Territory an advance against its license fee in an amount greater than 200% of the foregoing advance payable with respect to that Supplemental Foreign Territory, Producer shall, promptly following receipt, pay to Author as an additional advance an amount equal to 50% of such excess over said 200%. (f) Unless Producer presents the first paid public performance of the Play in a Supplemental Foreign Territory within thirty-six (36) months of the Broadway Opening, Producer's exclusive rights to present the Play in such Supplemental Foreign Territory automatically shall terminate, except that if Producer has presented the Play in at least two (2) 13 foreign territories from the following: Supplemental Foreign Territories 1 through 4 and 9 plus the British Isles and Australia/New Zealand (collectively, the “Major Foreign Territories”) within said thirty-six (36)-month period, then Producer shall have the right to extend (for an additional consecutive period of twelve [12] months) its exclusive rights in an additional two (2) Supplemental Foreign Territories in which Producer has not yet presented the Play by paying to Author, prior to the expiration of said thirty-six (36)-month period, as an additional non-returnable advance against royalties, an amount equal to one-half (1/2) of the advance set forth in subsection (d) above for each such Supplemental Foreign Territory in which Producer desires to extend its rights; and if Producer has presented the Play in at least five (5) foreign territories (including at least three [3] of the Major Foreign Territories) within said thirty-six (36)-month period, then Producer shall have the right to extend (for an added consecutive period of twelve [12] months) its exclusive rights in the rem by paying to Author and Underlying Rights Holder, prior to the expiration of said thirty-six (36)-month period, as an additional non-returnable advance against royalties, an amount equal to one-half (1/2) of the advance set forth in subsection (d) above for each such Supplemental Foreign Territory in which Producer desires to extend its rights. If Producer has presented the Play in at least four (4) of the Major Foreign Territories within said thirty-six (36) month period, then Producer shall have the right to extend in all of the remaining Supplemental Foreign Territories in which Producer has not theretofore presented the Play for an additional twelve (12) months, by paying to Author and Underlying Rights Holder, prior to the expiration of said thirty-six (36)-month period, as a further additional non-returnable advance against royalties, an amount equal to one-half (1/2) of the advance set forth in subsection (d) above for each such Supplemental Foreign Territory in which Producer desires to extend its rights. Notwithstanding the foregoing, if a North American touring production makes tour stops in a Supplemental Foreign Territory, (i) such tour stops shall not be deemed part of a Supplemental Foreign Territory production, (ii) no advances shall be due pursuant to subparagraph (d) above, and (iii) and such performances shall not be considered in determining whether Producer has vested in any Subsidiary Rights participation in any such Supplemental Foreign Territory. (g) If a production in any Supplemental Foreign Territory hereunder has run at least twenty-one (21) paid public performances, including no more than seven (7) previews, with an official press opening and is re-opened and there is a hiatus in performances of not more than four (4) months to accommodate such move or change (extendable on a month-to-month basis for up to an additional eight [8] months by payment of additional non-returnable monthly advances against royalties in such Supplemental Foreign Territory as set forth in the next sentence), such hiatus shall not be deemed an interruption of the continuous run. The monthly advances referred to in the immediately preceding sentence shall be amounts equal to one-eighth (1/8) of 50% of the applicable advance for such Supplemental Foreign Territory for each month of extension commencing at the start of the fifth (5th) month after such hiatus period. If a production produced or co-produced by Producer in any Supplemental Foreign Territory hereunder has run at least twenty-one (21) paid public performances, including no more than seven (7) previews and an official press opening, subsequent productions within such Supplemental Foreign Territory (which are the Supplemental Foreign Territory equivalents of first class or second class productions in the Territory) presented after the expiration of Producer's rights to present the Play in such Supplemental Foreign Territory shall be deemed to be Revival Performances pursuant to Section 11.01(g) of the printed APC, except that Producer's participation period shall be thirty (30) years instead of forty (40) years. 14 (h) In connection with each Supplemental Foreign Territory, nothing shall preclude Producer from negotiating a percentage of profits for the “Mother Company” (as such terms is commonly understood in the theater industry) as part of a license fee. (i) Notwithstanding anything to the contrary herein, the advances paid to Author with respect to each Supplemental Foreign Territory shall be recoupable from the first dollar of royalties otherwise paid to Author with respect to such Supplemental Foreign Territory. (j) The contract between Producer and the Supplemental Foreign Territory producer, co-producer, licensee, or manager shall require the Play to be produced in the manner and on all of the terms provided herein governing approvals, rights to attend rehearsals, previews, and the official opening (provided that Producer shall not be required to provide more than two [2] roundtrip tickets for each person comprising Author per production) and billing, with respect to productions in the Supplemental Foreign Territory. Travel and accommodation provisions with respect to Supplemental Foreign Territories shall be as set forth in Section 9.08 of the printed APC, supplemented as follows: all flights shall be business class, and each party comprising Author shall be provided with mutually-approved first-class housing, ground transportation to and from all airports and a mutually-agreed upon per diem, and all bank charges relating to conversion will be borne by Supplemental Foreign Territory producer/licensee. (k) Author shall have approval of all translations and shall own the copyright in all translations as Author's sole and exclusive property, free from any liens and encumbrances, without obligation to any translator. 18. Non-Union Touring Rights. (a) If Producer has presented or caused to be presented the initial first class production of the Play in the Territory pursuant to the terms hereof, then Author agrees that for a period of one (1) year following the close of the last commercial production of the Play under Producer’s license or control in the Territory, Author shall accord to a company to be designated by Producer (the “Designated Company”) a right of first negotiation and a right of last refusal to acquire the right to license the non-union rights (“Non-Union Rights” but, for avoidance of doubt, not including stock and amateur rights as customarily understood in the theatrical industry) in the Play in accordance with the following procedure: (i) At such time after the close of Producer’s last commercial production of the Play as Author wishes to license Non-Union Rights, or at any time following the initial first class opening of the Play and continuing until the close of Producer’s last commercial production as Producer wishes to exercise such rights, Author shall commence negotiating in good faith with the Designated Company on reasonable and customary terms commensurate with prevailing industry custom and practice. Industry custom and practice shall be determined by looking at precedents for non-union rights related to comparable musicals (taking into account, without limitation, award recognition and box office receipts) of comparable size licensed in the two (2) year period leading up to the proposed licensing of non-union rights in this Play, hereunder. Such negotiation period shall continue for no less than thirty (30) business days (the “Negotiation Period”). If, after the Negotiation Period, Author and the Designated Company have been unsuccessful in reaching mutually agreed terms after good faith efforts to do so, then Author shall have the right to 15 commence negotiations with third parties to acquire such Non-Union Rights, subject to subparagraph (ii) below. (ii) Before accepting any third party offer, Author shall be required to furnish to the Designated Company a written summary of all of the substantive terms offered by the third party (“Notice of Terms”) and which Author is prepared to accept, whereupon the Designated Company shall have a period of ten (10) business days to decide if it wishes to acquire the Non- Union Rights on the same substantive terms that the third party offeree had offered and which Author is prepared to accept. Such election shall be conveyed to Author in writing within the ten (10) business day period. If the Designated Company declines to acquire the Non-Union Rights on the terms set forth in the Notice of Terms, then Author shall be entitled to proceed to contract with such third party offeree on the same terms set forth in the Notice of Terms. If Author wishes to thereafter accept any terms less favorable to Author than those set forth in the Notice of Terms, then Author shall be obligated to re-offer the Non-Union Rights to the Designated Company on whatever substantive terms Author is ultimately prepared to accept from the third party offeree. The Designated Company shall thereupon have ten (10) business days to decide whether to proceed on the modified terms and, if it declines, Author shall thereupon be free to contract with the third party offeree on such modified terms (it being understood that if Author wishes to accept less favorable terms, the right of last refusal mechanism will begin anew). (b) For the avoidance of doubt, nothing herein shall be construed as limiting the right of Producer or its permitted assignees to produce or license union touring productions of the Play, and to participate fully in its vested subsidiary rights income share with respect to income derived from the exploitation of non-union rights, nor shall Producer or such assignees be precluded from receiving customary, industry-standard remuneration from a non-union producer for actual goods (such as physical elements, marketing material, etc.) and/or actual services (e.g., general management consultation, technical support, etc.) provided Producer and such assignees are not separately receiving production rights licensing fees or royalties from such non-union producer while at the same time receiving their share of vested subsidiary rights income hereunder. 19. House Seats. For each regular evening and matinee performance of the Play in New York City, Producer shall hold for each person comprising Author two (2) pairs of adjoining house seats in rows five (5) through twelve (12) of the center section of the orchestra (except for preview performances, benefit, theater party, and subscription performances where substantially the entire orchestra is sold out, as well as Tony voting periods, during which times one [1] pair of adjoining house seats will be held). For opening nights in New York City, Producer shall hold for use by each person comprising Author two (2) additional complimentary pairs of seats in the best available location, plus complimentary opening night party passes equal in number to the number of house seats being furnished to each such person comprising Author for such performance. Tickets set aside for each person comprising Author shall be made available for purchase at regular (non-premium priced) box office prices until ninety-six (96) hours prior to the scheduled performance. Each person comprising Author agrees to maintain and make available to the Producer and the Attorney General of the State of New York such records with respect to house seats as may be required to comply with New York law. 20. Other Activities By Producer. Producer shall have the right to render other services in connection with the Play (including, without limitation, merchandising, local presenting, general management, booking, group sales, and ticket brokerage services), and the right to receive 16 compensation therefor, provided the agreement for such services is negotiated on an arms-length basis and not inconsistent with terms customary in the industry for third parties rendering similar services. 21. Merger. Upon the date Producer has Vested, all stage production rights and all other rights of every kind and nature in all elements of the Play shall be merged for all purposes, subject to other provisions hereof. Upon the expiration of all of Producer’s live stage production rights set forth herein, such rights shall be controlled by Author, subject to the rights of individual parties expressly set forth elsewhere herein. 22. Assignment. Producer shall have the right to assign this Agreement and its rights hereunder to any limited partnership, limited liability company, corporation, or joint venture of which Producer or any entity controlled by Producer is a general partner, managing member, major shareholder, or joint venturer, respectively. Any such assignment shall be subject to the assignee assuming in writing all of Producer’s obligations set forth herein. The services to be rendered by Author are personal in nature and may not be assigned except to a loan-out company owned and controlled by Author, and in the event of any such assignment, Author shall remain responsible for Author’s obligations. 23. Additional Terms. Additional customary terms (e.g. and without limitation, merchandising; inspection rights, insurance, additional representations, warranties, and indemnification, force majeure; dispute resolution; etc.) will be set forth in the APC between Producer and Author. Unless and until the APC is negotiated and executed, the terms of this Agreement shall be deemed the complete and binding agreement of the parties and shall govern the relationship between the parties. 18. Miscellaneous. This Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and wholly executed in such state without regard to such state’s conflicts of law principles. This document contains the entire agreement and understanding between Producer and Author relating to the services to be provided hereunder and supersedes all prior agreements made between the parties, provided that any provision in the APC that is not consistent with the terms of this Agreement shall be modified and amended to comport with the terms of this Agreement. This Agreement may not be altered, amended, modified, or otherwise changed, nor may any of the terms hereof be waived, except by an instrument in writing signed by all parties. This Agreement may be executed in counterparts, and signatures transmitted by fax or scanned and e-mailed shall be deemed as valid as original signatures. 17 PLEASE SIGN BELOW TO ACKNOWLEDGE YOUR AGREEMENT WITH THE FOREGOING PROVISIONS. ACCEPTED AND AGREED: Author Joseph Purdue Dries Janssens Opening Night Enterprises LLC By: Print Name: Title: JOSEPH PURDUE (Jun 4, 2020 16:23 GMT+1) Dries Janssens (Jun 4, 2020 17:42 GMT+2) Charles Jones II (Jun 6, 2020 13:46 PDT) Charles Jones II CEO Charles Jones II 18 EXHIBIT A a. COMPANY OF AUTHOR’S AGENT , if applicable (hereinafter referred to as “Agent”) is appointed the exclusive agent of [NAME] (“Author”) with respect to the Play and the sale, lease, license or other disposition at any time of any and all rights therein, including but not limited to all first-class, second-class and off-Broadway production rights (whether or not the Play is produced and presented under this contract) and all subsidiary rights whatsoever, including without limitation, motion picture, television, internet, merchandising, stock and amateur, the publication of the Play, all rights in music and lyrics of the Play granted to the music publishers, and licenses and grants for phonograph record albums, compact discs, DVDs and all other audio-visual media whether now known or hereafter created. b. Author authorizes and directs the Producer and anyone else from whom payments may become due to Author, by reason of the sale, lease, license, or other disposition of the Play or any rights therein, to make all payments due or to become due to Author hereunder to and in the name of Agent and Author agrees to accept the receipt of Agent as full evidence and satisfaction of such payments. The aforementioned payments shall be accompanied by statements and shall be sent to Agent. c. In consideration of its services rendered, Author agrees to pay Agent and Agent agrees to accept as compensation a commission of ten percent (10%) of all sums paid or payable to Author (including without limitation Author’s fixed fees and percentage royalties) pursuant to this Agreement or derived at any time from all first-class, second-class and off-Broadway stage presentations under any management and ten percent (10%) of the gross sums paid or payable as consideration for the sale, lease, license or other disposition of any or all other rights referred to in subdivision a) hereinabove (regardless of any assignment, transfer or other disposition that Author may make of such sums); except that Agent’s commission shall be twenty percent (20%) on amateur stage performances. All commissions to Agent shall be based upon and deducted from the gross sums paid or payable before the deduction of any producer’s share. The aforesaid commissions shall be paid to Agent in each case regardless of how or by whom any agreement bringing about any payment is obtained. Whenever payment is made to Agent on behalf of Author or the producer or both, Agent is hereby authorized to deduct and retain the commission due it. d. In connection with the Producer’s share, if any, of the proceeds derived from the sale, lease, license or other disposition of any or all of the rights referred to in subdivision a) hereinabove, the Producer hereby agrees and consents to Agent charging against the Producer’s share, and the Producer agrees to pay to Agent, a sum equal to ten percent (10%) of the Producer’s share of all such proceeds; except that Agent’s commission shall be twenty percent (20%) on amateur stage performances. If Agent receives such proceeds, it shall deduct and retain its commission as aforesaid. 19 Notwithstanding anything herein to the contrary, it is agreed that (i) Agent shall not be entitled to receive any commissions on the monies received by the Producer (or its permitted assignee) from or in connection with any productions produced pursuant to this Agreement by Producer (or its permitted assignee) or where the Producer (or its permitted assignee) is one of the parties to the agreement authorizing such production, and (ii) this paragraph and paragraph (c) above shall not operate so as to provide Agent with a double commission on the same monies. e. The appointment of AUTHOR’S AGENT, if applicable, as Agent, as aforesaid, shall bind Author and Producer and their heirs, executors, administrators, legal representatives, successors and assigns and shall continue after any termination or expiration of this Agreement, is coupled with an interest, and shall be irrevocable so long as Agent shall remain available to render the customary services of a play agent, and (without limitation of the generality of the foregoing) shall continue throughout any and all common law and statutory copyright renewal periods of the Play and any basic property in the United States and in all other countries where copyright protection is available to Author. f. To the extent that any provision in this Paragraph conflicts with any other provision of this Agreement, such provision of this Exhibit A shall prevail. g. The Producer hereby specifically agrees to the provisions of this Paragraph insofar as Producer is concerned. Musical Option and Purchase Agreement This option and purchase agreement (the “Agreement”) is made and entered into on this 15th day of June, 2020 by and between the California limited liability company Opening Night Enterprises, LLC (“Production Company”), with principal offices located at 80 West Sierra Blvd., #141, Sierra Madre, CA 91024, Attn: Charles Jones II on the one hand and Dries Janssens who wrote the Play’s book and co-writer of the Lyrics of the plays score, Joseph Purdue who composed the Play’s score, and co-writer of the Lyrics of the plays score (each individually and collectively the “Owner”) residing at 11 Willow Way, Sherfield On Loddon Hook, Hants RG270DU, UK (JP) & ljzergieterijstraat 27, 2200 Herentals BELGIUM (DJ) on the other hand, with respect to the option and purchase of certain rights as described herein in and to a certain dramatico-musical play (the “Play”) currently entitled LEGENDS OF ARAHMA Production Company and Owner are collectively referred to hereinafter as “Parties” or each individually as a “Party.” W I T N E S S E T H WHEREAS, Production Company seeks to raise large amounts of capital in connection with the creation of a certain proposed unscripted television series prospectively entitled “Opening Night” (the “Series”) which it will look to finance and produce on its own or in conjunction with one or more major distributors; and WHEREAS, the proposed Series would be a nationally broadcasted competition reality television series, which would pit up to six unknown musical productions (the “Musicals”) against one another in a competition to determine which of the Musicals the Series’ industry judges felt had the greatest potential to be a future Broadway sensation; and WHEREAS, Production Company’s goal in producing and promoting the Series would be, in part, to further develop each of the Musicals under the instruction and tutelage of the Series’ judges and to use the proposed 13- week/13-episode initial season, as a promotional platform to market to millions of viewers select portions of each of the otherwise unknown Musicals and their book writers who would be participants in the Series, thereby creating brand value and market awareness for the Musicals prior to their initial debuts as live stage productions playing for paying audiences; and WHEREAS, a significant portion of the money that Production Company intends to raise in connection with the Series and its promotion and exploitation of the Musicals, will be devoted to the production of one or more of the Musicals as live stage productions for exhibition as regional, off-off, off-Broadway, Broadway, West End or other professional theater venues; and WHEREAS, Owner recognizes the immense potential for greatly enhanced value and opportunities that could be derived for the Play as the result of the Play becoming one of the Series’ featured Musicals; and WHEREAS, Production Company is interested in making Owner’s Play one of the Series Musicals; NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows: 1. Purchase: Subject to payment of any additional payments and fees due to Owner in connection with the exploitation of certain types of rights in and to the Play, as described in greater detail in Sections 3 through 5 et. seq. below, upon effecting a Purchase (as described herein below) Production Company shall have purchased and become owner of all Rights (as defined below) in and to the Play including its underlying storylines, characters, plots, themes and titles upon the initial U.S. commercial premier of the Series featuring Owner and/or the Play during the Term (as defined below) (referred to hereinafter as the “Purchase”). MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 2 2. Option: Owner hereby grants to Production Company the exclusive irrevocable option (the “Option”) to purchase (in the manner set forth above in Section 1) the Rights in the Play during the Term, as more specifically described in Sections 3 through 5 et. seq. below, in accordance with the following conditions and periods of time and in recognition of the fact that Production Company requires time to raise financing for, seek distribution for, produce, advertise and release the Series featuring the Play and Owner: 2.1. Initial Option Period: Commencing upon the date of dual execution of this Agreement and the LSR Agreement and continuing for a period of Eighteen (18) months thereafter (the “Initial Option Period”), Production Company shall maintain the exclusive right to produce the Play and/or exploit any and all rights in and to the Play in any format or media now known or hereafter devised throughout the universe. 2.2. Option Period Extension: If, at any time during the Initial Option Period, the Series secures financing and/or is set-up with a distributor, the Initial Option Period shall be automatically extended for an additional Twenty Four (24) months (the “Option Period Extension”) from the end of the Initial Option Period. 2.3. Production Period: If, during either the Initial Option Period or the Option Period Extension, the Series goes into production, then Production Company’s option hereunder shall be further extended throughout the “Production Period”, which shall mean the period of time beginning upon the end of the Option Extension Period and terminating upon the earlier of either (i) Purchase; or (ii) Thirty Six (36) months from the start of the Production Period. 2.4. No Release Termination: If the Initial Option Period terminates without any Purchase or the Option Period Extension being activated, or if the Option Period Extension terminates without any Purchase or the Production Period commencing, or if the Production Period terminates without any Purchase, then this Agreement shall terminate automatically and all rights in and to the Play shall revert to Owner and the Parties shall have no further obligations to one another hereunder except as may be expressly stipulated herein. 2.5. Distribution Extension: Notwithstanding anything contained in the foregoing to the contrary, if, during the Initial Option Period, the Option Period Extension or the Production Period, Production Company becomes engaged in substantive negotiations with a third party distributor in connection with financing and/or distribution of the Series, then, to whatever extent necessary, the Initial Option Period, the Option Period Extension, and/or Production Period, as applicable, may be tolled for such period of time as necessary to allow those parties to conclude their negotiations, provided no such extension shall exceed Six (6) months. 2.6. Term: The Initial Option Period along with any activated Option Period Extension and Production Period, as the same may be tolled as described herein, shall be referred to hereinafter as the “Option Period” and the “Option Period” hereunder shall be the same as the “Term” unless and until a valid Purchase occurs, in which case the Term shall be extended in perpetuity with respect to the Rights and in accordance with the terms and conditions set forth herein. 2.7. Option Period Extensions: The Option Period shall be automatically extended for the duration of any events of Force Majeure (as defined in Section 17 below) to the extent that such events interfere with Production Company’s development and/or production of the Series, provided that no extension for any one event of Force Majeure shall exceed nine (9) months. Without limiting any other rights Production Company may have, Owner hereby agrees that if there is any claim and/or litigation which is not frivolous alleging any breach of any of Owner’s representations or warranties set forth herein, the Option Period shall be automatically extended until the day said claim and/or litigation alleging MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 3 such breach of Owner representation or warranty is no longer outstanding, provided that such extension shall be in addition to, and shall in no way affect any other remedies at law or in equity, which Production Company may have, including without limitation the right to rescind this Agreement, in which event the Owner shall repay to Production Company any sums theretofore paid to Owner by Production Company in connection with the exercise of any specific optioned Rights hereunder, if any. 3. Scope of Rights: This Agreement is for the exclusive, perpetual and worldwide grant of all rights, title and interest (now known or hereafter devised) in and to the Play (collectively, the “Rights”), excepting only those rights specifically reserved to the Owner pursuant to Section 7 below and subject to the payment of any additional Purchase Price(s) and other fees, if any, as described in Sections 4.3 through 4.3.12 and 5 through 5.8 below, as applicable, and further subject to the terms, conditions and restrictions set forth in the Live Stage Rights Agreement (“LSR Agreement”). The Rights shall include without limitation: (i) all theatrical and television motion picture rights, television rights, new media rights and all allied and subsidiary rights in and to the Play including the rights to develop, produce, adapt, write, make, record, copyright, distribute, publish, broadcast, reproduce, transmit, perform, rent, lease, exploit and generally deal in and with any written, motion picture, television, new media or other property developed from or based on all or any proprietary part or element of the Play (each a “Property”), and all allied and subsidiary rights therein and thereto, the television and new media rights shall include, without limitation, those in scripted and unscripted television formats whether in traditional linear, long or short form, distributed by any or all forms of television and/or new media distribution now known or hereafter devised (including without limitation commercially sponsored, sustaining and subscription television, free television, pay-TV, cable, pay-cable, MDS, LPTV, satellite, broadcast, VOD, SVOD, streaming) whether distributed in a traditional manner or by a station, site, network or service that broadcasts digitally and/or via the Internet through any platform, console, mobile device, interface or technology now known or hereafter devised; (ii) all forms of home entertainment rights, including but not limited to video cassettes, discs, CD-ROM, DVD, Blu-ray, digital or electronic and other non-physical downloads, copies and streams, all other audiovisual media now known or hereafter devised including without limitation interactive media and all computer driven, digital, electronic or optical media now known or hereafter devised with respect to any Property; (iii) the sequel, prequel, remake and spinoff rights associated with any Property created hereunder and all advertising and promotion rights (including use of portions of the Play not to exceed 7,500 words in each instance of advertising and/or promotion) associated with any Properties (and including the right to make and broadcast trailers in association with any such advertising or promotion of a Property); (iv) all merchandising, commercial tie-in, novelization, soundtrack, prerecorded radio, audio-recording, music publication and exploitation rights with respect to any Properties, and the right to use Owner’s names, approved likenesses and approved biographies in connection with the exploitation of all Properties and Rights (but not as an endorsement of any product or service) and all other rights customarily contained in motion picture/television/audio-visual media and other intellectual property rights option and purchase agreements. 3.1. The term “Play” as used herein, shall include, without limitation, the Play’s book (i.e., libretto) and underlying score, lyrics and all musical compositions and elements contained therein, all characters and original storylines, fictitious locations, concepts and titles, fictitious places and all other original elements contained therein. 3.2. The definition of “Property” as used herein shall include any and all literary properties (story, novel, drama, script or otherwise) of, created from or based on the Play or any element thereof including but not limited to those written before or after the Play and those written by Owner or by a successor in interest of Owner, using one or more of the characters or compositions appearing in the Play, participating in different events from those found in the Play, and whose plot is substantially different from that of the Play (each a “Sequel”). Owner agrees not to exercise, or permit any other person to exercise, any other rights (including but not limited to motion picture, television, new media or allied rights) of any kind in or to any author-written Sequel. 3.3. Without limitation to the foregoing definition of Rights, the “Rights” as used herein shall specifically include: MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 4 3.3.1. For any motion picture, television, new media or other audio visual Property created hereunder, the right to record and reproduce in synchronization therewith, spoken words, lyrics, singing, sound effects and musical compositions and accompaniments, whether or not included in the Play, sung and/or performed by the performers of the Property or otherwise; 3.3.2. The exhibition, broadcast, reproduction, performance, rental, lease and other distribution and exploitation rights hereunder with respect to any Property, shall include and mean such rights by means of any technology, media, medium and means now known or hereafter devised in and to any place and venue throughout the universe by any method now known or hereafter devised; 3.3.3. The right to use all or any part of the Play and any of the characters, plots, themes and/or ideas contained therein, and the title of the Play and any title or subtitle of any component of the Play, and to use said titles or subtitles for and/or in connection with any Property or other version of adaptation created hereunder, whether the same is based on or adapted from the Play and/or as the title of any musical composition contained in any such Property or other version or adaptation created hereunder. 3.3.4. The right to broadcast the Play and any Property by sound (as distinguished from visually) by radio, such as (i) exercise its radio rights for advertising and exploitation purposes by living actors or otherwise, by using excerpts from or condensations of the Play or any Property produced hereunder; and (ii) to broadcast any Property produced hereunder by radio; 3.3.5. All so-called “Rental and Lending Right(s)” pursuant to any European Union (“EU”) or European Economic Community (“EEC”) directives, treaties, statutes and/or enabling or implementing legislation, laws or regulations enacted by any member of the EU or EEC and/or similar such rights, laws and/or legislation in any other territory or jurisdiction; 3.3.6. All rights necessary to make and exploit the Play as part of the contemplated Series. This shall include, inter alia, the rights to rehearse and perform all and/or parts of the Play with such actors, dancers, singers, instrumentalists and others as Production Company may see fit, appearing in person in the immediate presence of the audience, whether on the spoken stage or in-studio or otherwise before a live audience or not, including to the extent that such rehearsals and performances engender the exercise of so-called “grand rights,” and to record the same and to record all practices, rehearsals and direction thereof for inclusion or potential inclusion in the Series; to provide instruction to Owner and make suggestions and changes to the Play and each of its underlying elements; to broadcast and otherwise exploit the rehearsal and performances and recordings thereof by means of any media; to create stages and sets and costumes for those rehearsing and performing the Play and parts thereof; to create Series Albums, and the rights to sell and otherwise exploit the same subject to the terms of Sections 5 and 5.1.4. below; 3.3.7. The rights to create, prepare, write, publish, display, create and distribute copies of, make derivative works from and otherwise exploit in any media now known or hereafter devised, novels and books (including e-books and the like) and other writings of, based on, or adapted from the Play; 3.3.8. The non-exclusive rights to produce, record, perform publicly by means of any and all media now known or hereafter devised, create and distribute copies of, make derivative works from and otherwise exploit sound recordings of and/or containing one or more or parts of one or MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 5 more Composition(s) in connection with and/or separately and apart from the Series and/or any other Property; 3.3.9. The rights to create, sell and exploit various forms of merchandise based on or inspired by all or any element of the Play, including without limitation toys, games, graphic novels, video and online and mobile games and applications, clothing and apparel, food products and packaging, and any other such typical “merchandise” applications now known or hereafter devised, whether or not in connection with any Property or other exploitation of the Rights except and subject to any express restrictions and/or other conditions set forth herein and/or in the LSR Agreement, as applicable; 3.3.10. Subject to the terms, conditions and restrictions set forth in the LSR Agreement, the rights to perform the Play on the live stage before a paying or non-paying audience. 3.4. All rights, licenses, privileges and property herein granted to Production Company shall be cumulative and Production Company may exercise or use any or all said rights, licenses, privileges and/or properties simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and properties, subject to Sections 4.3 through 4.3.12 and 5 through 5.8 of this Agreement. If Owner from now on makes or publishes or permits to be made or published any revision, adaptation, translation or dramatization or other versions of the Play, then Production Company shall have and Owner hereby grants to Production Company without payment therefore all of the same rights therein as are herein granted Production Company. 4. Terms of Purchase and Exploitation of Certain Rights: Without limitation to any of the foregoing definitions of “Rights” hereunder, the “Rights”, shall include, without limitation, the authority to make use of the Play in the manners and on the terms contemplated in Sections 4.1 and 4.2 below. Without limitation to the foregoing or any other provision of this Agreement and subject to the restrictions set forth herein and in the LSR Agreement (as defined below), upon effecting Purchase, Production Company shall have secured all Rights in and to the Play, however, in order to exploit certain Rights, Production Company, its heirs, licensees and/or assigns, shall be required to pay additional Purchase Prices (as defined below) and other fees as described herein and in the LSR Agreement. 4.1. Right to Adapt and Make Changes: In exercising its Rights hereunder, Production Company shall have the unlimited right to vary, alter, edit, add to and subtract from the Play or any part thereof (including but not limited to any Composition [as defined below])and the titles themes, plots, sequences, incidents and characterizations thereof, and to rearrange and/or transpose the Play and change the sequence of it; to make prequels and sequels to and new versions or adaptations of the Play or any part or element thereof; to use any part or parts of the Play or the themes thereof or any incidents, characters, character names, sequences and scenes contained therein in conjunction with any other materials; and to separately or cumulatively do any or all of the foregoing to such an extent as Production Company in its sole discretion may deem expedient or desirable in the exercise of any of the Rights, licenses or privileges herein conveyed. The Rights include the right to add to and subtract from the story/stories set forth in the Play, change the names and/or personalities and characteristics of the Play’s characters, to alter events and the timing thereof from those set forth in the Play, to make use of incidents which have occurred in relation to the Play, factually or fictionally and generally to make any and all changes that Production Company deems necessary or desirable in creating any Property hereunder, including but not limited to any motion picture, television or other version of the Play as authorized hereunder, and Production Company may employ any actors to portray the characters set forth or referred to in the Play, all in Production Company’s sole discretion. Owner hereby waives the benefits of any provisions of law known as “droit moral” or “moral rights” or any similar rights or laws existing in any territory or jurisdiction, whether now or in the future. All such rights shall be cumulative and Production Company may exercise or use any or all of the Rights (if the Option is exercised) simultaneously with MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 6 or in connection with or separately and apart from the exercise of any other of said Rights as Production Company in its sole discretion may determine. If Production Company makes the Purchase, it shall enjoy, solely and exclusively, all such Rights throughout the world in perpetuity. Nothing herein contained shall obligate Production Company to exploit any of the Rights following Purchase. 4.2. Duration and Extent of Rights Granted: Production Company shall enjoy, solely and exclusively, all the rights, licenses, privileges and property granted hereunder throughout the universe, in perpetuity, as long as any rights in the Play are recognized in law or equity, except as far as such period of perpetuity may be shortened due to any now existing or future copyright by Owner and/or any adaptations of it, in which case Production Company shall enjoy its sole and exclusive rights, licenses, privileges and each Property created hereunder to the fullest extent permissible under and for the full duration of such copyright or copyrights, whether common law or statutory, and any renewals and/or extensions of it, and shall after that enjoy all such rights, licenses, privileges and property nonexclusively in perpetuity throughout the universe. The Rights granted herein are in addition to and shall not be construed in derogation of any rights which Production Company may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Production Company are irrevocable and not subject to rescission, restraint or injunction under any circumstances; other than as set forth in Section 2(d) above. 4.3. Purchase Price and Exercises of Rights: As consideration for the Rights granted and assigned to Production Company and for Owner’s representations and warranties set forth herein, Production Company shall, either on its own or in conjunction with one or more networks and/or other production companies and/or distributors, effect the Purchase in the manner described in Section 1 above. In addition to the Purchase, which provides Production Company with the Rights, Production Company, its heirs, assigns and designees, may also be required to pay an additional “Purchase Price” hereunder and other fees as described in Section 5 et. seq. below and elsewhere herein in exchange for the ability to exercise certain Rights, which such Purchase Price(s) Owner hereby agrees to accept as follows: 4.3.1. Series: Purchase shall constitute full payment necessary to exercise all Rights in connection with the Series except to the extent specifically described in Sections 5.1. through 5.1.4. and Section 5.5 and/or elsewhere below, if at all; 4.3.2. Theatrical Motion Picture: For a theatrical motion picture based in whole or in part on the Play, Owner shall be paid the following “Purchase Price(s)” upon exercise of the right hereunder to create a theatrical motion picture and in any event no later than the start of the picture’s principal photography: An amount equal to Two Percent (2%) of the picture’s in-going budget (exclusive of contingency, overhead, interest, insurance, financing fees and costs, individual cast over $2 Million, and completion bond fees and costs), with a floor of Seventy Five Thousand Dollars U.S.($75,000.00) and a ceiling of Four Hundred Thousand Dollars U.S.($400,000.00), and a share of the picture’s net profits equal to up to Five Percent (5%) of One Hundred Percent (100%) of the picture’s net profits, where “net profits” are defined on terms no less favorable than those of any of the picture’s other net profit participants other than its financiers; 4.3.2.1. Sequels and Prequels: For any theatrical motion picture sequel and/or prequel films based in whole or in part on the Play, which premier subsequent to the premier of the initial theatrical motion picture described immediately above, the “Purchase Price” shall be an amount equal to Fifty Percent (50%) of the initial theatrical motion picture Purchase Price (including net profits) awarded to Owner; 4.3.2.2. Remakes: for any remake of a theatrical motion picture based in whole or in part on the Play, the “Purchase Price” shall be an amount equal to Thirty Three and a MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 7 Third Percent (33.33%) of the original theatrical motion picture’s Purchase Price (including net profits) awarded to Owner. 4.3.3. Television Motion Picture: For a television motion picture based in whole or in part on the Play, the “Purchase Price” shall be equal to One Hundred Thousand Dollars U.S.($100,000.00) payable upon exercise of the right hereunder to create the television motion picture and in any event no later than the start of the picture’s principal photography; 4.3.4. Television Mini-Series: For any television mini-series based in whole or in part on the Play, the “Purchase Price” shall be an amount equal to Twenty Thousand Dollars U.S.($20,000.00) per hour (of the mini-series), prorated for part hours up to a maximum of One Hundred Thousand Dollars U.S.($100,000.00) payable to Owner upon exercise of the right hereunder to create the television mini-series, but in no event later than the commencement of principal photography of a television mini-series based in whole or in part on the Play; 4.3.5. Scripted Primetime Series: For any scripted series premiering on network television (i.e., ABC, CBS, FOX, NBC) in primetime or on any premium cable (i.e., HBO, Showtime, Cinemax, Epix, Starz) or any SVOD service which has at least 5 million paying subscribers in the U.S., including Netflix, Amazon and Hulu, Production Company shall pay Owner the following perepisode royalty as a “Purchase Price” hereunder: 4.3.5.1. Two Thousand Five Hundred Dollars U.S.($2,500.00) for each 1 – 30 minute episode; 4.3.5.2. Four Thousand Two Hundred and Fifty Dollars U.S.($4,250.00) for each 31 – 60 minute episode; and 4.3.5.3. Five Thousand Five Hundred Dollars U.S.($5,500.00) for each 61 minute or longer episode; 4.3.6. Non-Primetime Scripted Series: For any scripted series premiering on any other network or platform aside from the foregoing described in Section 4.3.5. above, or which premiers on any network television station (i.e., ABC, CBS, FOX, NBC) outside of so-called “primetime” hours, Production Company shall pay Owner the following per-episode royalty as a “Purchase Price” hereunder: 4.3.6.1. One Thousand Two Hundred and Fifty Dollars U.S.($1,250.00) for each 1 – 30 minute episode; 4.3.6.2. Two Thousand One Hundred and Twenty Five Dollars U.S.($2,125.00) for each 31 – 60 minute episode; and 4.3.6.3. Two Thousand Seven Hundred and Fifty Dollars U.S.($2,750.00) for each 61 minute or longer episode; 4.3.7. Scripted Series Royalty Buyout: In addition to the foregoing sums described in Section(s) 4.3.5. et. seq. or 4.3.6. et. seq. (as applicable), as a buy-out of all royalty obligations, an aggregate sum equal to One Hundred Percent (100%) of the applicable foregoing initial royalty amount shall be paid to Owner, in equal installments over Five (5) reruns, which sums shall be payable within Thirty (30) days after each such rerun has aired. MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 8 4.3.8. Generic Spinoff Series: For any generic spinoff series, Owner will be paid a “Purchase Price” equal to Fifty Percent (50%) of the applicable episodic royalty and royalty buyout prices set forth in Sections 4.3.5. through 4.3.7. above. 4.3.9. Planted Spinoff Series: For any planted spinoff series, Owner will be paid a “Purchase Price” equal to Twenty Five Percent (25%) of the applicable episodic royalty and royalty buyout prices set forth in Sections 4.3.5. through 4.3.7. above. 4.3.10. Novelization: For any novel or book (including e-books and the like) that’s published of, based on, or adapted from the Play, Production Company shall pay to Owner a “Purchase Price” equal to Thirty Thousand Dollars U.S.($30,000.00) upon exercise of the right hereunder to create the novel or book, but in no event later than the initial publication of the corresponding novel or book. 4.3.11. Merchandising: For all merchandising exploitations of the Rights hereunder, Owner shall be entitled to receive a share equal to Ten Percent (10%) of Production Company’s or its applicable licensee or assignee’s (if any) interest in any such merchandising receipts actually received by Production Company and net of: (i) any third party fees and sales commissions (e.g., agent commissions and fees, associated legal and accounting expenses and the like); (ii) taxes collected by Production Company or its designees from payments due to them; (iii) actual returns; (iv) any costs of manufacturing, advertising and promotion, if any; (v) costs of digital and other delivery, hosting, analytics, and developer costs and fees (if and as applicable); and subject to reasonable reserves for uncollected accounts, returns, breakage and the like, provided that such reserves shall be liquidated and paid out to Owner within eighteen (18) months of being established in each instance. 4.3.12. Live Stage Rights: Upon Purchase of the Rights hereunder, Production Company shall, at any time during either: (a) 24 months from the U.S. premier of the final episode of the season of the Series featuring the Play, or (b) 36 months from Purchase, whichever occurs first, be able to secure the right to mount one or more live stage productions of the Play (other than in-context of the Series as is addressed elsewhere above) and exercise various other such Rights which are generally considered ancillary to the production of such live stage performances (including but not limited to producing cast albums in connection therewith). All such live stage and affiliated Rights and corresponding terms of option and of exercising said Rights, are set forth in the corresponding live stage rights agreement (the “LSR Agreement”) which is incorporated herein and made a part hereof by this reference. 4.4. Name and Marks: Owner hereby irrevocably grants to Production Company throughout the Term hereof, a limited, non-exclusive, worldwide, royalty-free right and license (but not the obligation), subject to the terms and conditions of this Agreement, to display, index, perform, distribute and otherwise use or exploit Owner’s stories, appearances and performances, biographical and/or historical information, its likenesses, voices, signature, name and brands, marks, logos and copyrights that it owns, as well as parts of any such names, nicknames, images, likenesses, and/or facsimile signature as it appears in the Series, and any Other Series or Motion Picture in whole or in part, in and for the development, financing, production, promotion and exploitation thereof in any and all media (now known or hereafter developed) in perpetuity, as well as in connection with in-context promotional materials for Production Company and the Series’ (and any Other Series’ or Motion Picture’s) licensees (e.g. on their respective websites or in EPKs, etc.), their programming services with respect to the Series (or Other Series or Motion Picture, as applicable) in any and all media now known or hereafter devised. MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 9 4.5. No Obligation to Exploit: Nothing contained in this Agreement shall obligate Production Company to actually exercise or exploit any of the Rights or utilize any Compositions, the Play or any of Owner’s services, or the results and proceeds of the Series, the Rights or Owner’s services or to produce, distribute or otherwise exploit the Series. However, for clarification purposes, it is acknowledged that nothing in this Section 4.5 shall relieve Production Company of its other obligations hereunder, including, without limitation, payment obligations and obligations triggered by the production of the Series and any Motion Picture or any Other Series or exploitations of any Composition(s) hereunder. 4.6. Notwithstanding anything else contained in this Agreement, and strictly for the sake of clarity, Owner acknowledges and agrees that the Rights shall be effectively secured and the Option effectively exercised by Production Company at the time of Purchase, regardless of sums that may thereafter become due in the event that Production Company or its heirs or assigns subsequently produce any Motion Picture, Other Series or otherwise engage in some exploitation of certain Rights requiring specific additional fees, royalty and/or other payments hereunder in connection therewith. 5. Exploitations of Music Rights: Without limitation to any of the foregoing descriptions of “Rights” contained herein, as part of the “Rights” granted herein, Production Company shall have the full right and authority to use the various musical compositions and lyrics incorporated in the Play (each a “Composition” and collectively, the “Compositions”) in accordance with and subject to the payment of the corresponding Purchase Prices described above and further in accordance with following fees, terms and conditions, as applicable, in each instance: 5.1. Uses in the Series and Associated Grand Rights: Following Purchase, Production Company shall, for no additional consideration except as may be stipulated elsewhere herein, be vested with the perpetual and unlimited right throughout the universe to use all or any part(s) of the Compositions in connection with, and incorporate them into, the Series, including but not limited to the extent that any such uses may invoke an exercise of any so-called “grand rights” or “dramatic rights” insofar as such grand or dramatic right uses are solely in connection with the performance of all or parts of the Play in conjunction with the Series (e.g., where the Series is being filmed live before a studio audience, whether or not on a stage, and/or for no audience) and in connection with helping to raise initial financing for development and production of the Series (e.g., such as where parts of the Play are being performed live as part of an investor road show). Additionally, upon Purchase, Production Company shall also be vested with the full right and authority, for no additional consideration except as may be expressly described herein, to use one or more (or parts of) the Compositions as all or part of any Series theme song or score. In connection with and/or in addition to exercise of the foregoing Rights to use and exploit the Compositions with respect to the Series, Production Company shall be vested with the following rights to make use of the Compositions: 5.1.1. The nonexclusive, limited right, license, privilege, and authority to record in any manner, medium, form or language (whether now known or hereafter devised), throughout the universe, all or part(s) of all or any of the Compositions in synchronism or in timed-relation with the Series (and any fundraising therefor) and/or in the soundtrack of the Series produced by Production Company and/or its designee(s) for broadcast throughout the universe in any and all media now known or hereafter devised in perpetuity, and to make copies of such recordings and to import said copies and/or recordings thereof into any country, territory or jurisdiction throughout the universe, all in accordance with the terms, conditions and limitations hereinafter set forth; 5.1.2. The right, in perpetuity and throughout the universe, to publicly perform for profit or nonprofit and authorize others so to perform the Composition(s) in exhibition of the Series (and any fundraising activities therefor) to audiences on any screen and in any place or venue and by means of digital or other projection, television, electricity, digital transmission, streaming, Internet or any other technology now known or hereafter devised, to or through any screen, mobile device, console, MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 10 platform or other device or technology now known or hereafter devised, including without limitation such rights to televise the Series into theaters and such other public places; 5.1.3. Videograms: To create and exploit Series Videograms (as defined below) containing all or part of any Series episode(s), which, in turn, contain master recordings of said Composition(s) recorded in synchronization or timed-relation with the images in said Series episode(s), Owner hereby grants to Production Company, throughout the universe, the following non-exclusive rights in perpetuity: 5.1.3.1. To cause and authorize the fixing of any one or all of the Compositions as recorded in synchronism or in timed-relation with the Series and/or in the soundtrack of the Series, in any media or format now known or hereafter devised, on so-called “audiovisual devices” embodying all or substantially all of any episode of the Series, including but not limited to videocassettes, DVD’s, Blu-Ray discs, digital and other downloads (whether permanent or ephemeral), etc., which are intended primarily for home use (“Series Videograms”); and 5.1.3.2. To manufacture and distribute Series Videograms to the general public for “home use” that reproduce all or substantially all of the Series embodying the fixed Composition(s). 5.1.4. Series Soundtrack Album Mechanical Rights: Owner hereby grants to Production Company and its designees the nonexclusive right throughout the universe and in perpetuity, to include one or more of the Compositions in any album intended to constitute the soundtrack album for the Series and to be distributed by or on behalf of Production Company its heirs, licensees and/or assigns (the “Series Album”), and to exploit any such Composition(s), in whole or in part, for all purposes contemplated herein. In full consideration of Owner’s granting of such rights in respect of the Composition(s), in respect of net sales through normal distribution channels of fullpriced, top-line records embodying any such Composition(s) in the United States and Canada, Production Company shall pay or cause to be paid a “mechanical” royalty to Owner at Seventy Five Percent (75%) of the minimum statutory rate (without regard to playing time) or the equivalent in effect at the time of the initial sale of any such Other Series Album (in any qualifying form or format) embodying said Composition(s) hereunder in the United States or Canada, and at such rates generally applicable to record distributors in the particular country in question outside of the United States and Canada, otherwise calculated, reduced, prorated, adjusted, paid and accounted for pursuant to and in accordance with Production Company’s or its designee’s then-customary practices and procedures. Without limiting the generality of the foregoing, Owner hereby grants to Production Company and its designees the irrevocable right, in perpetuity and throughout the universe, to print and reproduce, at Production Company’s or its designee’s election, the title and lyrics to any such Composition(s) on any component of the packaging of records hereunder without payment to Owner, any other writer or composer of the Compositions, or any other party in connection therewith. 5.1.5. Production of A Series Album: The Parties acknowledge and agree that, subject to the terms and conditions hereof, including Owner’s right to receive mechanical royalties for sales of any Series Albums as set forth in Section 5.1.4. above, it is the intention of Production Company to produce and record one or more Series Albums, which such Series Album(s) would likely feature one or more of the Compositions. In the event that Owner is asked to perform on or contribute any performance to or in connection with any such Series Album, the terms of such performances and any associated payments therefor, would be addressed separately in Owner’s Series talent participation agreement and not in this Agreement. MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 11 5.2. Uses in Motion Pictures: With respect to any motion picture contemplated in Section 4.3.2. through 4.3.3. above (each a “Motion Picture”), in exchange for the corresponding Purchase Price and other sums described in Sections 4.3.2. through 4.3.3. (as applicable) along with any other applicable sums stipulated below, if any, Owner hereby grants to Production Company, its successors and assigns: 5.2.1. The nonexclusive, limited right, license, privilege, and authority to record in any manner, medium, form or language (whether now known or hereafter devised), throughout the universe, all or part(s) of all or any of the Compositions in synchronism or in timed-relation with any Motion Picture and/or in the soundtrack of any such Motion Picture produced by Production Company and/or its designee(s) for broadcast throughout the universe in any and all media now known or hereafter devised in perpetuity, and to make copies of such recordings and to import said copies and/or recordings thereof into any country, territory or jurisdiction throughout the universe, all in accordance with the terms, conditions and limitations hereinafter set forth; 5.2.2. The right, in perpetuity and throughout the universe, to publicly perform for profit or nonprofit and authorize others so to perform the Composition(s) in exhibition of any Motion Picture to audiences in motion picture theaters, in hospitals, schools, on aircrafts and seagoing vessels and any other place or venue and by means of film, digital or other projection, by means of television, electricity, digital transmission, streaming, Internet or any other technology now known or hereafter devised, to or through any screen, mobile device, console, platform or other device or technology now known or hereafter devised, including without limitation such rights to televise any such Motion Picture into theaters and such other public; 5.2.3. Videograms: In consideration of the payment of the sum of Two Thousand Five Hundred Dollars U.S.($2,500.00) per Composition to be paid by Production Company to Owner prior to commencement of sales of any Motion Picture Videogram (as defined below) copies, which, in turn, contain a master recording of said Composition(s) recorded in synchronization or timedrelation with the images in said Motion Picture, Owner hereby grants to Production Company, throughout the universe, the following non-exclusive rights in perpetuity: 5.2.3.1. To cause and authorize the fixing of any one or all of the Compositions as recorded in synchronism or in timed-relation with any Motion Picture and/or in the soundtrack of any Motion Picture, in any media or format now known or hereafter devised, on so-called “audiovisual devices” embodying all or substantially all of the Motion Picture, including but not limited to videocassettes, DVD’s, Blu-Ray discs, digital and other downloads (whether permanent or ephemeral), etc., which are intended primarily for home use (“Motion Picture Videograms”); and 5.2.3.2. To manufacture and distribute Motion Picture Videograms to the general public for “home use” that reproduce all or substantially all of the Motion Picture embodying the fixed Composition(s). 5.2.4. Motion Picture Soundtrack Album Mechanical Rights: Owner hereby grants to Production Company and its designees the nonexclusive right throughout the universe and in perpetuity, to include one or more of the Compositions in any album intended to constitute the soundtrack album for any Motion Picture and to be distributed by or on behalf of Production Company its heirs, licensees and/or assigns (the “Motion Picture Album”), and to exploit any such Composition(s), in whole or in part, for all purposes contemplated herein. In full consideration of Owner’s granting of such rights in respect of the Composition(s), in respect of net sales through normal distribution channels of full-priced, top-line records embodying any such Composition(s) MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 12 in the United States and Canada, Production Company shall pay or cause to be paid a “mechanical” royalty to Owner at Seventy Five Percent (75%) of the minimum statutory rate (without regard to playing time) or the equivalent in effect at the time of the initial sale of any such Motion Picture Album (in any qualifying form or format) embodying said Composition(s) hereunder in the United States or Canada, and at such rates generally applicable to record distributors in the particular country in question outside of the United States and Canada, otherwise calculated, reduced, prorated, adjusted, paid and accounted for pursuant to and in accordance with Production Company’s or its designee’s then-customary practices and procedures. Without limiting the generality of the foregoing, Owner hereby grants to Production Company and its designees the irrevocable right, in perpetuity and throughout the universe, to print and reproduce, at Production Company’s or its designee’s election, the title and lyrics to any such Composition(s) on any component of the packaging of records hereunder without payment to Owner, any other writer or composer of the Compositions, or any other party in connection therewith. 5.3. Uses in Other Series: With respect to any television or new media series contemplated in Section 4.3.4. through 4.3.9. above (each an “Other Series”), in exchange for the corresponding Purchase Price and other sums described in Sections 4.3.4. through 4.3.9. (as applicable) along with any other applicable sums stipulated below, if any, Owner hereby grants to Production Company, its successors and assigns, those rights further described in Sections 5.3.1 through 5.3.4 and 5.7 below with respect to exploitation of the Composition(s) in one or more Other Series. Notwithstanding anything else contained herein to the contrary, for purposes of the Compositions and this Section 5 et. seq., the term “Other Series” shall include, without limitation, those television and new media series’ other than the Series, which feature, in whole or in part, the Play and/or the Compositions: 5.3.1. The nonexclusive, limited right, license, privilege, and authority to record in any manner, medium, form or language (whether now known or hereafter devised), throughout the universe, all or part(s) of all or any of the Compositions in synchronism or in timed-relation with any Other Series and/or in the soundtrack of any such Other Series produced by Production Company and/or its designee(s) for broadcast throughout the universe in any and all media now known or hereafter devised in perpetuity, and to make copies of such recordings and to import said copies and/or recordings thereof into any country, territory or jurisdiction throughout the universe, all in accordance with the terms, conditions and limitations hereinafter set forth; 5.3.2. The right, in perpetuity and throughout the universe, to publicly perform for profit or nonprofit and authorize others so to perform the Composition(s) in exhibition of any Other Series to audiences on any screen and in any place or venue and by means of digital or other projection, television, electricity, digital transmission, streaming, Internet or any other technology now known or hereafter devised, to or through any screen, mobile device, console, platform or other device or technology now known or hereafter devised, including without limitation such rights to televise any such Other Series into theaters and such other public places; 5.3.3. Videograms: In consideration of the payment of the sum of Two Thousand Five Hundred Dollars U.S.($2,500.00) per Composition to be paid by Production Company to Owner prior to commencement of sales of copies of any Other Series Videogram (as defined below) containing all or part of any Other Series episode(s), any of which, in turn, contain a master recording of said Composition(s) recorded in synchronization or timed-relation with the images in said Other Series episode(s), Owner hereby grants to Production Company, throughout the universe, the following non-exclusive rights in perpetuity: 5.3.3.1. To cause and authorize the fixing of any one or all of the Compositions as recorded in synchronism or in timed-relation with any Other Series and/or in the soundtrack MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 13 of any Other Series, in any media or format now known or hereafter devised, on so-called “audiovisual devices” embodying all or substantially all of any episode of any Other Series, including but not limited to videocassettes, DVD’s, Blu-Ray discs, digital and other downloads (whether permanent or ephemeral), etc., which are intended primarily for home use (“Other Series Videograms”); and 5.3.3.2. To manufacture and distribute Other Series Videograms to the general public for “home use” that reproduce all or substantially all of the Other Series embodying the fixed Composition(s). 5.3.4. Other Series Soundtrack Album Mechanical Rights: Owner hereby grants to Production Company and its designees the nonexclusive right throughout the universe and in perpetuity, to include one or more of the Compositions in any album intended to constitute the soundtrack album for any Other Series and to be distributed by or on behalf of Production Company its heirs, licensees and/or assigns (the “Other Series Album”), and to exploit any such Composition(s), in whole or in part, for all purposes contemplated herein. In full consideration of Owner’s granting of such rights in respect of the Composition(s), in respect of net sales through normal distribution channels of full-priced, top-line records embodying any such Composition(s) in the United States and Canada, Production Company shall pay or cause to be paid a “mechanical” royalty to Owner at Seventy Five Percent (75%) of the minimum statutory rate (without regard to playing time) or the equivalent in effect at the time of the initial sale of any such Other Series Album (in any qualifying form or format) embodying said Composition(s) hereunder in the United States or Canada, and at such rates generally applicable to record distributors in the particular country in question outside of the United States and Canada, otherwise calculated, reduced, prorated, adjusted, paid and accounted for pursuant to and in accordance with Production Company’s or its designee’s then-customary practices and procedures. Without limiting the generality of the foregoing, Owner hereby grants to Production Company and its designees the irrevocable right, in perpetuity and throughout the universe, to print and reproduce, at Production Company’s or its designee’s election, the title and lyrics to any such Composition(s) on any component of the packaging of records hereunder without payment to Owner, any other writer or composer of the Compositions, or any other party in connection therewith. 5.4. Soundtrack Album Mechanical Royalties: Owner shall be solely responsible for and shall pay any and all mechanical royalties or other monies required to be paid to any and all third parties, including without limitation any other writers and/or composers of the Compositions, in respect of any exploitation by Production Company or its designees of any such Composition(s) hereunder. If Production Company or its Series Album, Motion Picture Album, or Other Series Album distributor (as applicable) pays, though Production Company or such designee is not obligated to do so, any such Series Album, Motion Picture Album, and/or Other Series Album royalties (as applicable) or other monies to any third parties, Production Company may, without limiting its rights or remedies, deduct such payment from any sums earned by Owner hereunder. 5.5. Composition Residual Income: Notwithstanding anything to the contrary contained herein, if and solely to the extent that the Series becomes subject to the jurisdiction of any American Federation of Musicians (“AF of M”) and/or Screen Actors Guild of America-American Federation of Television Radio Artists (“SAG”) collective bargaining or other such agreement, then Owner shall receive applicable residuals in accordance with the AF of M, SAG and/or other such governing agreement’s terms to the extent that Owner is entitled as a composer of Compositions and/or a performer of any music performed as part of the Series, any Other Series, or any Motion Picture, any of which are later broadcast via television in any jurisdiction where the distributor of said broadcast is subject to residual or other royalty obligations with respect to the Composition(s) featured in said broadcast. MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 14 5.6. Advertising and Exploitation: The recording and performing rights granted herein with respect to Compositions include the rights to use the Composition(s) in air, screen, television, social media and any other affiliated trailers in connection with the advertising and exploitation of the Series, Motion Pictures, and/or Other Series’. 5.7. Term of Recording and Performing: The recording and performing rights granted herein to Production Company shall endure for the worldwide period(s) of all copyrights in and to the Composition(s) (as applicable in each instance) and any and all renewals or extensions thereof that Owner may now own or control without payment by Production Company of any monies or consideration other than as expressly stipulated herein. 5.8. Cue Sheets: Production Company agrees to furnish Owner with a cue sheet of each Motion Picture and Other Series containing any Composition within a reasonable period of time after the first public exhibition of said Motion Picture at which admission is charged (excepting so-called “sneak previews”) and at each initial U.S. commercial premier of any such Other Series; 6. Unions and Guilds: Owner acknowledges and agrees that Production Company is not presently a signatory to any AF of M, SAG or other union or guild collective bargaining agreement and that it does not presently intend to become one. Owner further acknowledges and agrees that should Production Company or any Series distributor be or become a signatory or otherwise subject to any AF of M, SAG or other union or guild collective bargaining agreement, that Owner shall, to the extent required by Production Company, any Series distributor or either of their assigns, upon such party’s request, timely become an AF of M, SAG or other such guild or union member for the duration of the requisite term(s). 7. Reserved Rights: With respect to the Play, Owner reserves only the right to exploit dramatic and musical stage productions thereof subject to the terms of this Agreement and the LSR Agreement, which, inter alia, convey to Production Company and its designees certain licenses and authority to produce such live stage productions of the Play and to undertake certain customary related recording and audio-visual actions for the purposes of advertising the live stage performance of the Play in audiovisual media and for the purpose of creating archival recordings for posterity, subject to various terms and conditions, both in connection with the Series and independently of any Series. 8. Owner’s Representations and Warranties: Owner represents and warrants as follows, that: 8.1. There are no presently outstanding grants of, nor will Owner hereafter grant or encumber, any rights in the Play which are or would be inconsistent with any of the rights herein optioned and/or granted to Production Company and none of Owner’s grants of rights or licenses nor anything else contained herein or in the LSR Agreement conflicts with any of Owner’s presently existing commitments nor any known or reasonably discoverable competing or conflicting rights of any third party; 8.2. Owner shall not, at any point during the Term, grant, to any party, nor shall Owner exercise, authorize or permit to be exercised any right or action which would or might be reasonably foreseen to infringe upon or encumber exercise or exploitation of any rights granted to (or reserved for) Production Company or its designees hereunder or under the LSR Agreement; and that Owner has not entered into, and shall not enter into during the Term, any agreements or undertake any activities which will (or which Owner should reasonably foresee may) hinder, compete, conflict, or interfere with the exercise of, or diminish, any of the rights granted to Production Company hereunder or in the LSR Agreement; 8.3. There are no presently outstanding, nor is Owner aware of any potential, claims with respect to either the Play, any Composition, the Rights or Owner, which such claims are or would be adverse to or MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 15 inconsistent with any of the rights granted to Production Company hereunder, or by which any such Rights or their enforcement or exercise might be diminished, invalidated, impaired or affected; 8.4. Owner has and will have the full right, authority and legal standing to enter into this Agreement, convey the Rights and convey the interests and licenses in and to the Play (including the Compositions) and the Rights granted to Production Company as described herein and to perform all of Owner’s obligations hereunder, all free of any claim, lien, encumbrance, or any need to obtain consent from or make payment to any third party; 8.5. Owner is the sole owner, author, composer and lyricist of the Play and all rights therein and thereto, including but not limited to any and all Compositions contained therein; 8.6. All material created, added, interpolated and/or proffered by Owner in the Play or otherwise for or to Production Company (other than materials specifically furnished by Production Company for use by Owner or that which is in the public domain, if any) are and shall be wholly original with Owner or wholly owned by Owner and the exercise by Production Company of the rights herein granted in and to the Play (including, without limitation, the Compositions) do not and shall not infringe upon nor violate any copyright, trademark or other intellectual property right, or constitute defamation of or violate any common law right or right of privacy of Production Company or any third party individual, business, partnership, company, firm or other entity; 8.7. Other than as set forth herein or in the LSR Agreement, no additional payments shall be required to be made by Production Company or any third party to Owner or any third parties in exchange for the rights and ability to exploit all of the rights as contemplated herein and in the LSR Agreement; 8.8. The copyright in and to the Play and all Compositions is/are or will hereafter be registered with the U.S. Copyright Office under; 8.9. The Play and each Composition are/will be protected by copyright in all countries of the world affording copyright protection to U.S. authors, and Owner has not done anything which would compromise copyright protection in any country where it is available; 8.10. Owner is not presently a member of any guild or union which would have jurisdiction over the terms of this Agreement or whose membership would affect Production Company’s or its designees’ exploitation of any Rights optioned or granted hereunder as a result of Owner’s membership and its status as either the owner, writer, composer or lyricist of the Play or any Compositions; 8.11. Should Production Company or any Series distributor be or become a signatory or otherwise subject to any AF of M, SAG or other union or guild collective bargaining agreement, that Owner shall, to the extent required by Production Company, any Series distributor or either of their assigns, upon such party’s request, timely become an AF of M, SAG or other such guild or union member for the duration of the requisite term(s); 8.12. Owner has made and/or shall make any and all payments required to third parties, including without limitation, any other writer or composer of any of the Compositions; 8.13. Owner has not, nor shall Owner hereafter, give or agree to give anyone directly or indirectly associated with the Series or any Other Series anything of value in exchange for the inclusion of the Play, any Composition or Owner in said Series or Other Series; MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 16 8.14. Owner has not accepted, nor shall Owner hereafter accept any money, services or other thing of value, other than any compensation(s) Owner would receive hereunder or under Owner’s Series appearance, performer, or talent agreement, in exchange for inclusion of any matter in the Series or in any Other Series, nor will Owner wear clothing with any insignias, logos or other marks, nor will Owner mention any products or services on or in connection with the Series or any Other Series without the prior express written consent of Production Company or its heirs or assigns in each instance; 8.15. Owner shall not directly or indirectly make any payments of any type to any radio or television station, broadcast employee or program packager for the purpose of obtaining exposure over the air of any records or musical compositions embodying any Composition. 9. Production Company’s Representations and Warranties: Production Company represents and warrants as follows, that: 9.1. Production Company has the full right and authority to enter into this Agreement, perform all of its obligations hereunder free and clear of any lien, encumbrance or claim, or any need to obtain consent of or make payment to any third party; 9.2. Nothing contained in the Series shall infringe upon the rights of any third party, nor will it infringe upon the property rights, rights of privacy or publicity of any party depicted therein, nor shall it constitute a libel or slander or other defamation of any party depicted or captured therein; and 9.3. At all times during principal photography of the Series, Production Company will abide and adhere to all applicable state, national and local laws for any location in which the Series is then filming, as well as the Federal laws of the United States of America and Production Company shall assume all risk and responsibility should it violate any of said laws. 10. Indemnification: Owner and Production Company shall indemnify one another (either indemnified party being an “Indemnitee” hereunder) as follows: 10.1. Owner agrees to defend, indemnify and hold harmless the Series’, Other Series’ and any Motion Picture’s distributors, Production Company and Production Company’s employees, agents, licensees, successors, parent, subsidiary and related companies, and its and their assigns from and against any liabilities, claims, losses, demands, costs (including reasonable outside attorney’s fees), expenses, judgments, settlements (with Production Company’s consent, not to be unreasonably withheld) and/or damages resulting from any actual or threatened breach of any agreement, warranty, representation or undertaking made by Owner in this Agreement or which arises from any grossly negligent or intentionally tortious misconduct of Owner or its employees, as well as against any damages resulting from any claim, which, if sustained, would constitute a breach of any of Owner’s representations, warranties or covenants herein; 10.2. Production Company agrees to defend, indemnify and hold harmless Owner and its employees, agents, successors, parent, subsidiary and related companies from and against any liabilities, losses, claims, demands, costs (including reasonable outside attorneys’ fees) and expenses arising in connection with: 10.2.1. any third party claims for Production Company’s uncured material breach of its representations and warranties herein and/or of this Agreement except a claim stemming from or otherwise subject to Owner’s indemnity above; MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 17 10.2.2. all claims related to the development, production and exploitation of the Series, any Other Series or any Motion Picture, except any such claims stemming from or otherwise subject to Owner’s indemnity above; and 10.2.3. any actual or threatened breach of any agreement, warranty, representation or undertaking made by Production Company in this Agreement or which arises from any grossly negligent or intentionally tortious misconduct of Production Company or its employees as well as against any damages resulting from any claim, which, if sustained, would constitute a breach of any of Production Company’s warranties and representations herein to the extent said breach was not subject to Owner’s indemnification above. 10.3. In the event of any claim, or service of process, upon any Indemnitee involving an indemnification set forth above, the Indemnitee shall notify the indemnifying party of the claim. The indemnifying party will then promptly adjust, settle, defend or otherwise dispose of such claim at its sole cost. If the indemnifying party has been notified and does not diligently and continuously pursue this matter, said Indemnitee may take such action on behalf of itself and/or as attorney-in-fact for the indemnifying party to adjust, settle, defend or otherwise dispose of such claim, in which case the indemnifying party shall, upon being billed therefore, reimburse said Indemnitee in the full amount thereof. 11. Remedies: The rights which are the subject matter of this Agreement, are of a special, unique, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by an award of damages in an action at law and which would cause Production Company great irreparable injury. Accordingly, Production Company shall be entitled to specific performance, injunctive and other equitable relief to preserve its rights and interests in and to the Play and all such rights and services as are set forth herein. This provision shall not, however, be construed as a waiver of any rights or remedies Production Company may have for damages or otherwise arising from any breach of this Agreement. Owner agrees that Owner’s sole remedy in the event of any default or breach of the Agreement by Production Company (including, but not limited to, the failure to pay any sums which may be due Owner, and/or to comply with any credit provisions hereunder) shall be an action at law against Production Company to recover monetary damages actually suffered, if any (but no special, consequential or punitive damages). Without limitation to the foregoing and notwithstanding any other provision to the contrary contained in this Agreement, Owner agrees that Owner shall have no right (and no termination hereof or default hereunder shall provide Owner with any such right) to enjoin, restrain or interfere with the distribution or exhibition of the Series, any Other Series or Motion Picture or production authorized hereunder or under the LSR Agreement with respect to or based on the Play, or to terminate or rescind any of the rights, releases or privileges granted hereunder to Production Company, or to interfere with the exercise by Production Company, its successors, assigns, or licensees of any of the rights granted to Production Company herein, or to obtain any other form of equitable or injunctive relief with respect to the exercise of any of the rights or privileges granted hereunder to Production Company, any right to which Owner irrevocably waives. At all times, Production Company shall have all rights and remedies which it has at law or in equity pursuant hereto or otherwise, all of which rights and remedies shall be construed as cumulative. 12. Credits: Provided that Owner fully performs all of Owner’s obligations hereunder and the Series featuring the Play as one of its Musicals is produced and distributed, then, in connection with said Series, Owner shall be entitled to receive credit on each episode of said Series in the Series’ opening credits or at the end, wherever all of the other Musicals and their creators are being credited, in substantially the following form: “The Musical LEGENDS OF ARAHMA written and composed by JOSEPH PURDUE & DRIES JANSSENS”. Where and to the extent applicable, Owner’s credits hereunder shall be subject to determination by, and accorded pursuant to, the provisions of the Writer’s Guild of America (“WGA”) Minimum Basic Agreement (“MBA”) in effect at the time of such determination if the same should be or become applicable. Without limitation to the foregoing, Owner’s credit shall appear on a single card in the opening credits, if any, and shall be in a font that is no smaller than that of any writer credited in the opening credits and said credit shall read substantially in the form of: “Story Based on (or “Inspired by” as appropriate) the play entitled ‘LEGENDS OF ARAHMA Written by DRIES JANSSENS”. Additionally, provided MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 18 that Owner fully performs all of Owner’s obligations hereunder and any Other Series is completed and distributed, Production Company agrees that credits for authorship of the underlying Play by Owner shall (to the extent applicable, if at all,) be subject to determination by, and accorded pursuant to, the provisions of the WGA MBA in effect at the time of such determination if the same should be applicable. Without limitation to the foregoing, Owner’s credit shall appear on a single card in the opening credits, if any, and shall be in a font that is no smaller than that of any writer credited in the opening credits and said credit shall read substantially in the form of: “Story Based on (or “Inspired by” as appropriate) the play entitled ‘LEGENDS OF ARAHMA’ Written by DRIES JANSSENS”. Notwithstanding any of the forgoing, no inadvertent or casual failure by Production Company nor any failure by a third party to accord credit in accordance with the provisions of this Section shall be deemed a breach of this Agreement. In the event of any failure by Production Company to comply with the foregoing credit provisions, and upon written notice from Owner thereof, Production Company shall take reasonable steps to prospectively cure any such future failure that is economically practicable to cure. Production Company shall inform in writing all applicable third parties of the foregoing credit provisions and shall obligate in writing all domestic licensees and/or distributors of the applicable foregoing credit provisions. 13. Further Documents: Upon request by Production Company, Owner shall duly execute, acknowledge and deliver to Production Company, or cause to be executed, acknowledged and delivered to Production Company, in form approved by Production Company’s counsel, any and all further assignments, instruments or documents consistent herewith that Production Company may deem necessary, expedient or proper to carry out and effectuate the purposes and intent of this Agreement and do any acts or deeds as Production Company may reasonably request in order to effectuate the terms and intents of this Agreement or otherwise required to further evidence or protect Production Company’s rights hereunder. Owner hereby irrevocably appoints Production Company as Owner’s attorney-in-fact solely to execute any such documents in the event Owner fails to within five (5) business days from receipt of Production Company’s request to do so, unless a shorter time is required by Production Company, which appointment shall be a power coupled with an interest, with full rights of substitution and delegation. Production Company shall have the right to record the same in the United States Copyright Office or elsewhere as Production Company may determine. 14. Assignment: This Agreement shall inure to the benefit of and be binding upon the Parties and upon their legal successors, licensees and agents. This Agreement is non-assignable by Owner. Production Company may freely assign, license or otherwise transfer this Agreement, in whole or in part, and any or all of its rights hereunder to any person or entity. However, all assignments by Production Company must be in writing, and Production Company shall remain secondarily liable for any obligations assigned unless the assignment is to a so-called “major” or “mini major” distributor, studio or network that assumes all obligations hereunder to Owner in writing, or unless the assignment is to a principal, owner, affiliate or subsidiary of Production Company, or to any entity of which any of the above is a principal that assumes all obligations hereunder to Owner in writing. 15. Relationship of Parties: Owner acknowledges and agrees that Owner’s relationship to Production Company is limited solely to that of a grantor of rights hereunder and not as an employee of Production Company, nor as an independent contractor. Owner acknowledges and agrees that Owner will be responsible for payment of all taxes and insurance applicable under existing law on all amounts paid to it hereunder, if any, including but not limited to, Social Security taxes, Federal, State and local income taxes, disability, unemployment and worker’s compensation insurance. Owner warrants and represents that it will make all necessary payments due governmental agencies to comply with the foregoing. 16. Governing Law and Forum Selection: This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements entered into and wholly performed therein. All claims, disputes or disagreements which may arise out of the interpretation, performance or breach of this Agreement shall be submitted exclusively to the jurisdiction of the state and/or federal courts located in the State of New York, in New York County and the Parties do hereby waive any objection they may hold, now or in the future, to the application of New York law and the jurisdiction of the New York courts to hear such matters, including those based on inconvenience of forum. PRODUCTION COMPANY AND OWNER WAIVE THEIR RESPECTIVE RIGHTS TO A MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 19 COURT OR JURY TRIAL. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by expedited arbitration in New York, NY before one arbitrator. The arbitration shall be confidential and shall be administered by JAMS pursuant to its JAMS’ Streamlined Arbitration Rules and Procedures under a single arbitrator who shall have at least ten (10) years’ experience in the entertainment industry including work with motion picture productions. Judgment on the arbitration award may be entered in any court of competent jurisdiction in New York County. 17. Force Majeure: As a result of any act of God; war; accident; fire; strike; terrorism; lock-out or other labor controversy; riot; civil disturbance; act of public enemy; pandemic; epidemic; law, enactment, rule, restraint, order or act of any governmental instrumentality or military authority, failure or inability to obtain any necessary permit or license, failure of technical facilities; inability to obtain sufficient labor, location, technical or other personnel (including, without limitation, principal cast, key crew members); failure, delay or material reduction in transportation facilities or water, electricity or other public utilities; death, disability, disfigurement (with respect to principal cast only), or unavailability of or inability to obtain life, accident, cast, or health insurance for a principal member of the cast, or key crew member, or inability to obtain visas, labor permits or other governmental licenses for any such persons; third party breaches and/or disabilities and/or other similar cause not reasonably within Production Company’s control or which Production Company could not by reasonable diligence have avoided, Production Company is materially interrupted or prevented in the development or production of the Series (“Force Majeure”). 18. Miscellaneous: This Agreement contains the entire understanding of the Parties with respect to the subject matter herein and its terms supersede all prior proposals, communications, agreements and/or understandings with respect to said subject matter, whether written, oral or otherwise entered into. The rights granted to Production Company hereunder are in addition to any rights Production Company may have as a member of the public. Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement shall be construed to diminish any rights that Production Company may otherwise have held with respect to the Play and the Rights in Production Company’s capacity as a member of the general public. To the extent that any part or provision of this Agreement is deemed invalid or illegal by a court of competent jurisdiction, that portion shall be severed herefrom and/or replaced with terms that reflect as closely as possible the intentions of the Parties upon entering this Agreement and the remainder of the Agreement shall continue on in full force and effect as if the severed provision had never been a part hereof. No waiver, whether express or implied, of any provision, right, remedy or default hereof or hereunder shall be deemed or shall constitute a waiver of any other provision, right, remedy or default (whether or not similar) nor shall such waiver constitute a continuing or future waiver of that provision, right, remedy or default hereunder. Paragraph and Section headings used in this Agreement are provided for ease of reference only and shall have no bearing or effect on the subject matter that they do or do not identify or correspond with. // REMAINDER OF PAGE INTENTIONALLY LEFT BLANK // MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 20 19. Execution: This Agreement may be executed by the Parties by manual, digital, electronic or facsimile signature in one or more counterparts, each of which on their own shall be an original but all of which taken together shall constitute one in the same binding agreement. When signed by duly authorized representatives of Owner(s) and Production Company, where indicated below, the foregoing shall constitute a binding and enforceable agreement between Owner and Production Company. ACCEPTED AND AGREED TO: ON BEHALF OF OPENING NIGHT: BY OWNER(S): ENTERPRISES, LLC By: ___________________________________ By: _______________________________ Charles Jones II, CEO Joseph Purdue ___________________________________ _______________________________ Dries Janssens JOSEPH PURDUE (Jun 4, 2020 16:23 GMT+1) Dries Janssens (Jun 4, 2020 17:42 GMT+2) Charles Jones II (Jun 6, 2020 13:46 PDT) Charles Jones II MUSICAL OPTION & PURCH. AGREEMENT – OPENING NIGHT ENTERPRISES, LLC/ LEGENDS OF ARAHMA 21 EXHIBIT A ASSIGNMENT For good and valuable consideration, receipt whereof is hereby acknowledged, the undersigned hereby sells, grants, assigns and sets over unto Opening Night Enterprises, LLC and its successors and assigns (hereinafter collectively referred to as “Purchaser”) the “Rights” as defined in the agreement (the “Musical Option and Purchase Agreement”) referred to below, with respect to the option and purchase of certain rights as described herein in and to a certain dramatico-musical play (the “Play”), which was written and composed by Joseph Purdue & Dries Janssens, which such Play written and composed by the undersigned, including all contents thereof, all present adaptations and versions thereof, and the theme, title, and characters thereof, and in and to the copyright thereof and all renewals and extensions of such copyright. This Assignment shall exist as Exhibit A to the Musical Option and Purchase Agreement and is hereby incorporated therein and made a part thereof by this reference. The undersigned and Purchaser have entered into a formal Musical Option and Purchase Agreement dated as of June 15, 2020 relating to the transfer and assignment of the foregoing rights in and to said Play, which rights are more fully described in said Musical Option and Purchase Agreement, and this Assignment is expressly made subject to all of the terms, conditions and provisions contained in said Musical Option and Purchase Agreement. In witness whereof the undersigned have executed this Assignment as of the ______ day of _______ 20___. ___________________________ Joseph Purdue ___________________________ Dries Janssens STATE OF ) )ss COUNTY OF ) On _____________, before me, the undersigned, a Notary Public in and for the said State, personally appeared ______________ known to me personally or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that (s)he executed the same. WITNESS my hand and official seal. ____________________________________ Notary Public in and for said County and State